================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                WATERLINK, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                WATERLINK, INC.
                           4100 Holiday Street, N.W.
                            Canton, Ohio 44718-2532

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 15, 1998

                               ------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Waterlink, Inc. (the "Company") will be held at the Sheraton Inn Belden Village, 4375 Metro Circle, N.W., North Canton, Ohio 44720, on January 15, 1998 at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class I directors to serve until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

     2. To approve the Waterlink, Inc. 1997 Omnibus Incentive Plan;

     3. To approve the Employee Stock Purchase Plan, as amended, of Waterlink, Inc.;

     4. To ratify the appointment of Ernst & Young LLP as the independent public auditors of the Company; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors has fixed the close of business on December 1, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company's Annual Report to Stockholders and Form 10-K for the fiscal year ended September 30, 1997 is enclosed herewith.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION.

                                            By Order of the Board of Directors

                                            KATHLEEN S. DONATINI, Secretary

December 3, 1997

                                WATERLINK, INC.
                           4100 Holiday Street, N.W.
                            Canton, Ohio 44718-2532

                               ------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 15, 1998

                               ------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Waterlink, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, January 15, 1998, at the Sheraton Inn Belden Village, 4375 Metro Circle, N.W., North Canton, Ohio, 44720. The enclosed proxy is solicited on behalf of the Board of Directors of the Company (the "Board"), and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the two nominees for Class I directors; (ii) the approval of the Waterlink, Inc. 1997 Omnibus Incentive Plan;
(iii) the approval of the Employee Stock Purchase Plan, as amended, of Waterlink, Inc.; and (iv) the ratification of the appointment of Ernst & Young LLP as the independent public auditors of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is December 3, 1997.

                                     VOTING

     Stockholders of record at the close of business on December 1, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. On that date, there were outstanding 11,906,326 shares of common stock, $.001 par value, of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore will have no effect on the vote.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing, delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of the Common Stock as of October 31, 1997 by certain of the executive officers of the Company, each of the directors of the Company and all executive officers and directors of the Company as a group, as well as by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock.

                                                                  SHARES OF
                                                                 COMMON STOCK          PERCENT
                       NAME AND ADDRESS                          BENEFICIALLY         OF SHARES
                     OF BENEFICIAL OWNER                           OWNED(1)         OUTSTANDING(2)
--------------------------------------------------------------   ------------       --------------
Brantley Venture Partners III, L.P............................     2,026,250(3)          16.98%
20600 Chagrin Blvd
Suite 1150
Cleveland, OH 44122
Environmental Opportunities Management Co., LLC...............       650,000(4)           5.45%
3100 Texas Commerce Tower
Houston, TX 77002
River Cities Capital Fund Limited Partnership.................       636,250(5)           5.34%
221 East 4th Street
Suite 2250
Cincinnati, OH 45202
Theodore F. Savastano.........................................     1,000,000(6)           8.33%
Chet S. Ross..................................................       400,000(7)           3.30%
Michael J. Vantusko...........................................       125,000(8)           1.04%
L. Dean Hertert...............................................        65,000(9)              *
Dr. Hans F. Larsson...........................................             0                --
Robert P. Pinkas..............................................     2,126,250(10)         17.67%
Dr. Paul M. Sutton............................................        13,000(11)             *
Rollin S. Reiter..............................................        28,000(11)             *
John R. Miller................................................         8,000(11)             *
All directors, nominees and executive officers as a group (9
  persons)....................................................     3,765,250             31.30%

---------------

*Less than 1%

 (1) Beneficial ownership includes shares of Common Stock subject to options, warrants, rights, or similar obligations exercisable within 60 days for purposes of computing the percentage of the person or group holding such options or warrants. Except as noted, each stockholder has sole voting power and sole investment power with respect to all shares beneficially owned by such stockholder.

 (2) Based upon 11,906,326 shares outstanding.

 (3) Includes 26,250 warrants to purchase shares of Common Stock held by Brantley Capital Corporation, an affiliate of Brantley Venture Partners III, L.P. Robert P. Pinkas, a director of the Company, is managing general partner of Brantley Venture Partners III, L.P. and has sole voting and investment power with respect to these shares.

 (4) Includes an aggregate of 25,000 warrants issued to such entities to purchase shares of Common Stock, as to which entities Environmental Opportunities Management Co., LLC ("EOM") is the general partner and has sole voting and investment power with respect to these shares. The Company has been advised that Sanders Morris Mundy, one of the underwriters of the Company's Initial Public Offering, as defined herein, owns a 75% interest in, and thereby controls, EOM.

 (5) Includes 11,250 warrants to purchase shares of Common Stock. The Company has been advised that Mayson, Inc. ("Mayson"), an Ohio corporation, is the general partner of the partnership which is the general partner of River Cities Capital Fund Limited Partnership and that Mr. Edwin T. Robinson and Mr. R. Glen Mayfield (both of 221 East 4th Street, Suite 2250, Cincinnati, OH 45202) are the sole officers, directors and shareholders of Mayson, and each has sole voting and investment power with respect to these shares.

 (6) Includes 100,000 options to purchase shares of Common Stock which are fully vested.

 (7) Includes 220,000 options to purchase shares of Common Stock which are fully vested.

 (8) Includes 75,000 options to purchase shares of Common Stock which are fully vested.

 (9) Includes 40,000 options to purchase shares of Common Stock which are fully vested.

(10) Includes shares, including securities referred to in footnote 3 above, which are held by Brantley Venture Partners III, L.P., of which Mr. Pinkas is managing general partner, and 100,000 options to purchase shares of Common Stock which are fully vested.

(11) Includes options to purchase 3,000 shares of Common Stock which are fully vested.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file initial reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Such executive officers, directors and greater than ten-percent stockholders also are required by regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file with the Commission.

     To the Company's knowledge, based solely upon a review of such copies of the forms furnished to the Company, or written representations that no such forms were required, during the fiscal year ended September 30, 1997, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                       I.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and the Company's By-Laws, the Board is divided into three classes with each director serving a three-year term (after the initial term). The directors of Class I (Messrs. John
R. Miller and Theodore F. Savastano) hold office until the scheduled annual meeting of stockholders on January 15, 1998, the directors of Class II (Messrs. Rollin S. Reiter and Chet S. Ross) hold office until the scheduled annual meeting of stockholders to be held with respect to the Company's 1998 fiscal year and the directors of Class III (Mr. Robert P. Pinkas and Dr. Paul M. Sutton) hold office until the scheduled annual meeting of stockholders to be held with respect to the Company's 1999 fiscal year. Stockholders will elect the directors of each Class for three-year terms at the appropriate annual meetings of stockholders. Accordingly, two persons are to be elected to serve as Class I directors at the Annual Meeting. The Board has recommended the persons named in the table below as nominees for election as Class I directors. Both such persons are presently directors of the Company.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the two nominees for director set forth below. If, for any reason, either nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a substitute nominee, or the Board has the authority to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why either nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees.

     The following information is derived from information supplied by the directors and is presented with respect to the nominees for election as directors of the Company in Class I to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes II and III whose terms expire at the annual meeting of stockholders occurring with respect to the Company's 1998 and 1999 fiscal years, respectively, and until the election and qualification of their respective successors.

                NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2001

(CLASS I)

                                                              AGE                HAS BEEN A DIRECTOR OF THE
                 NAME OF NOMINEE                    (AS OF OCTOBER 31, 1997)           COMPANY SINCE
--------------------------------------------------  ------------------------     --------------------------
John R. Miller....................................             59                           1997
Theodore F. Savastano.............................             60                           1994

                              DIRECTORS WHOSE TERM
                       CONTINUES AFTER THE ANNUAL MEETING

Directors Whose Term Expires in 1999 (CLASS II)

                                                              AGE                HAS BEEN A DIRECTOR OF THE
                 NAME OF NOMINEE                    (AS OF OCTOBER 31, 1997)           COMPANY SINCE
--------------------------------------------------  ------------------------     --------------------------
Rollin S. Reiter..................................             69                           1997
Chet S. Ross......................................             58                           1995

Directors Whose Term Expires in 2000 (CLASS III)

                                                              AGE                HAS BEEN A DIRECTOR OF THE
                 NAME OF NOMINEE                    (AS OF OCTOBER 31, 1997)           COMPANY SINCE
--------------------------------------------------  ------------------------     --------------------------
Robert P. Pinkas..................................             43                           1994
Dr. Paul M. Sutton................................             49                           1997

     John R. Miller was elected to the Board on March 13, 1997. Since 1988, Mr. Miller has been President and Chief Executive Officer of TBN Holdings Inc., a resource recovery and recycling company. Mr. Miller has previously served as a director and Chairman of the Board of the Federal Reserve Bank of Cleveland and as President, Chief Operating Officer and a director of The Standard Oil Company. Mr. Miller serves on the Board of Directors of Eaton Corporation, a global manufacturer of highly engineered products which serve industrial, vehicle, construction, commercial and aerospace markets.

     Robert P. Pinkas, a Director since the inception of the Company, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of Brantley Capital Corporation, a business development corporation, and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of Brantley Capital Management, L.L.C., an investment adviser. Mr. Pinkas also serves as managing general partner of Brantley Venture Partners, a venture capital firm that makes investments through its various partnership funds. Mr. Pinkas founded and has been affiliated with the Brantley entities for more than the past five years. Additionally, Mr. Pinkas is a director of Quad Systems Corporation, Gliatech, Inc., Pediatric Services of America, Inc. and Medirisk, Inc.

     Rollin S. Reiter was elected to the Board on March 13, 1997. Mr. Reiter was Vice President of Sales and Marketing, Dairy, for Dean Foods Co., a grocery and food service company in Franklin Park, Illinois from 1990 through 1993, when he retired. Prior to that, Mr. Reiter was President of the Reiter Dairy Company in Akron, Ohio from 1968 through 1990.

     Chet S. Ross joined the Company in June 1995 as President and Chief Executive Officer and was elected to the Board on August 1, 1995. Mr. Ross has over 30 years of experience in the water industry. Mr. Ross and others acquired the operations of Wallace and Tiernan Group, Inc., a water and wastewater disinfection and chemical treatment company in May 1989, and he served as Chairman, President and Chief Executive Officer of Wallace and Tiernan until it was sold in 1991 to North West Water Group, PLC, a privatized water utility company in the United Kingdom. He then was President and Chief Executive Officer of North West Water's North American operations from 1991 to 1994 and was a private consultant to North West Water from 1994 to 1995.

     Theodore F. Savastano is the founder of the Company and has been Chairman of the Board since its inception in December 1994. He served as Chief Executive Officer of Hunter Environmental Services, Inc., a multi-disciplined environmental company from August 1985 to January 1988 and as Chief Executive Officer and founder of Summit Environmental Group, Inc., a full-service environmental consulting engineering company from August 1988 to May 1994.

     Dr. Paul M. Sutton was elected to the Board on January 2, 1997. Since 1987, Dr. Sutton has served as President of P.M. Sutton & Associates, Inc., an environmental process engineering company providing services to private industry and government organizations.

                      INFORMATION RELATING TO NON-DIRECTOR
                       EXECUTIVE OFFICERS OF THE COMPANY

     L. Dean Hertert, Jr., 50, joined the Company as a Vice President in August 1996 and currently directs most of the Company's operations in the United States, Canada and Latin America. Mr. Hertert joined the Company from Capital Controls, Inc. where he was Vice President and General Manager from December 1988 to July 1996. Capital Controls Co., Inc. is a manufacturer of equipment and instruments for municipal water, industrial process water and wastewater treatment. Mr. Hertert has 20 years of business and multinational experience in the areas of marketing, sales and general management.

     Dr. Hans F. Larsson, 54, joined the Company as a Vice President upon completion of the acquisition in March 1997 of the Nordic Water Products Group subsidiaries (the "Nordic Group"). Dr. Larsson directs the Company's operations in Europe and serves as the Managing Director of Nordic Water Products AB, a wholly-owned subsidiary of the Company. Dr. Larsson has served as the Managing Director of the Nordic Group since 1987.

     Michael J. Vantusko, 40, a certified public accountant, joined the Company on January 1, 1997 as Chief Financial Officer. From October 1995 to December 1996, he served as Chief Financial Officer of Waxman Industries, Inc., a packager and distributor of plumbing, electrical and hardware products. From February 1994 to September 1995, Mr. Vantusko served as President, Chief Operating Officer, and Chief Financial Officer of Overdrive Systems, Inc., an emerging software developer of electronic books. From 1979 to 1994, he was employed by The Fairchild Corporation (formerly Banner Industries, Inc.) where he held several positions, including Chief Financial Officer of Fairchild's largest wholly-owned operating division from 1990 to 1994 and Vice President of Fairchild from 1986 to 1990.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Company consummated its initial public offering of Common Stock (the "Initial Public Offering") in June 1997, and in connection therewith, established certain committees of the Board. During the fiscal year ended September 30, 1997, the Board held five meetings. The Company has an Audit Committee, Compensation Committee and a Nominating Committee. Messrs. John R. Miller, Rollin S. Reiter and Dr. Paul M. Sutton serve on the Audit Committee, Messrs. John R. Miller, Robert P. Pinkas, Rollin S. Reiter and Dr. Paul M. Sutton serve on the Compensation Committee and Messrs. John R. Miller, Robert P. Pinkas and Dr. Paul M. Sutton serve on the Nominating Committee. Each of the directors attended 75% or more of all meetings of the Board and of its committees of which he was a member.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held one meeting during fiscal 1997.

COMPENSATION COMMITTEE

     The general functions of the Compensation Committee include approval (or recommendation to the Board) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate and periodic review of the equity compensation plans of the Company and the grants under such plans. The Compensation Committee administers the 1997 Omnibus Incentive Plan of the Company, the 1995 Stock Option Plan of the Company, the 1997 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan of the Company. The Compensation Committee held four meetings during fiscal 1997.

NOMINATING COMMITTEE

     The Nominating Committee makes recommendations concerning the organization, size and composition of the Board and its committees, proposes nominees for election to the Board and its committees and considers the qualifications, compensation and retirement of directors. The Nominating Committee did not meet during fiscal 1997. The Nominating Committee will consider nominations of persons for election as directors that are submitted by stockholders in writing in accordance with requirements set forth in the Company's By-Laws.

DIRECTOR REMUNERATION

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board or any committees of the Board.

     Directors who are not employees of the Company receive an annual retainer of $10,000, payable in equal quarterly installments. In addition, non-employee directors receive compensation of $750 for each meeting of the Board (in excess of the four regularly scheduled meetings) or any committee of the Board attended by them (other than with respect to any meetings of any committee on a day on which the Board also meets), and compensation of $250 for each additional telephonic meeting of the Board or any committee of the Board. All directors will be reimbursed for out of pocket expenses incurred in attending meetings of the Board or committees and for other expenses incurred in their capacity as directors.

     In addition, directors who are not employees of the Company receive for each year of service on the Board, options under the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The per share exercise price of options granted under the Director Plan is the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Director Plan is payable in cash or in shares of Common Stock valued at fair market value at the time of exercise, or a combination of cash and shares; however, the Company may establish "cashless exercise" procedures, subject to applicable laws, rules and regulations, pursuant to which a director may exercise an option and arrange for a simultaneous sale of the underlying Common Stock, with the exercise price being paid from the proceeds of such sale. Options granted under the Director Plan will expire ten years after the date of grant, subject to earlier termination, and may be exercised as follows: 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.

     Each non-employee director was granted an option to purchase 3,000 shares of Common Stock concurrently with the Initial Public Offering. In addition, on May 23 of each year, the anniversary of the date the Director Plan became effective, each of the Company's then non-employee directors who have served as directors for at least six months shall automatically be granted an option to purchase 5,000 shares of Common Stock.

     The Director Plan is administered by the Compensation Committee. The principal terms of the option grants are set forth in the Director Plan. Therefore, the Compensation Committee has no discretion to select which directors receive options, the number of shares of Common Stock subject to options or the exercise price of options.

EXECUTIVE COMPENSATION

     The following table sets forth, for each of the years indicated, the compensation paid by the Company to the Company's Chief Executive Officer and all other executive officers of the Company as of September 30, 1997 who received annual compensation from or on behalf of the Company in excess of $100,000 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                ANNUAL COMPENSATION            COMPENSATION AWARDS
                                             -------------------------     ---------------------------
                                                          OTHER ANNUAL      RESTRICTED      SECURITIES
 NAME AND PRINCIPAL                                       COMPENSATION        STOCK         UNDERLYING        ALL OTHER
      POSITION        YEAR     SALARY($)     BONUS($)        ($)(1)         AWARDS($)       OPTIONS(#)     COMPENSATION($)
--------------------  ----     ---------     --------     ------------     ------------     ----------     ---------------
Theodore F.           1997     $234,013      $125,000      $1,055,277(2)        --            100,000        $ 1,658,750(3)
Savastano             1996     $225,800        --          $    4,977           --            100,000           --
Chairman of           1995     $126,989        --             --                --             --               --
the Board of
  Directors
Chet S. Ross          1997     $234,013      $125,000      $      768           --            300,000        $       620(4)
Chief                 1996     $225,800        --          $      262           --            220,000           --
Executive Officer     1995     $ 95,267(5)     --          $  180,000           --             --               --
and President
Michael J.            1997     $123,500(6)   $50,000          --                --            225,000        $       390(4)
Vantusko              1996        --           --             --                --             --               --
Chief Financial       1995        --           --             --                --             --               --
Officer
L. Dean Hertert, Jr.  1997     $137,675      $25,000       $      288           --             90,000        $       365(4)
Vice President        1996     $ 21,833(7)     --             --                --             25,000           --
                      1995        --           --             --                --             --               --
Dr. Hans F. Larsson   1997     $ 64,489(8)     --             --                --             20,000           --
Vice President        1996        --           --             --                --             --               --
                      1995        --           --             --                --             --               --

------------------

(1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 1997 are not described herein because the incremental cost to the Company of such benefits is below the SEC disclosure threshold.

(2) Includes $1,050,000 of gross-up payment for tax liabilities incurred by Mr. Savastano upon exercise of the non-qualified stock options described in footnote 3, below, which was paid to Mr. Savastano pursuant to his 1994 employment agreement with the Company.

(3) Compensation related to the exercise of 100,000 non-qualified stock options received by Mr. Savastano pursuant to the terms of his 1994 employment agreement with the Company, which were exercisable upon consummation of the Initial Public Offering. Compensatory amount was determined by multiplying the number of options exercised by the difference between the market value at the date of exercise ($16.6875) and the exercise price of $.10 per share.

(4) Represents the Company's "match" payment relating to the Company's 401(k) Plan.

(5) Represents salary from June 1, 1995 (date of employment with the Company).

(6) Represents salary from January 1, 1997 (date of employment with the Company).

(7) Represents salary from August 1, 1996 (date of employment with the Company).

(8) Represents salary from March 5, 1997 (date of acquisition of the Nordic Group).

STOCK OPTION GRANTS

     The following table sets forth information regarding options to purchase Common Stock granted to the Named Executive Officers during fiscal 1997.

                  OPTION(1)/SAR(2) GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                                  VALUE AT
                            ----------------------------------------------------------          ASSUMED ANNUAL
                            NUMBER OF       PERCENT OF                                          RATES OF STOCKS
                            SECURITIES     TOTAL OPTIONS      EXERCISE                        PRICE APPRECIATION
                            UNDERLYING      GRANTED TO           OF                           FOR OPTION TERM(3)
                             OPTIONS         EMPLOYEES       BASE PRICE     EXPIRATION     -------------------------
           NAME             GRANTED(#)      FISCAL YEAR        ($/SH)          DATE          5%($)          10%($)
--------------------------  ----------     -------------     ----------     ----------     ----------     ----------
Theodore F. Savastano         100,000            9.8%          $ 0.10         6/24/07      $1,781,784     $2,843,117
Chet S. Ross                  300,000           29.3%          $11.00         5/23/07      $2,075,352     $5,259,350
Michael J. Vantusko            75,000            7.3%          $ 4.25          1/2/07      $  200,460     $  508,005
                               50,000            4.9%          $ 4.25         6/24/97      $  133,640     $  338,670
                              100,000            9.8%          $11.00         5/23/07      $  691,784     $1,753,117
L. Dean Hertert, Jr.           15,000            1.5%          $ 4.25        12/16/06      $   40,092     $  101,601
                               25,000            2.4%          $ 4.25         6/24/97      $   66,820     $  169,335
                               50,000            4.9%          $11.00         5/23/07      $  345,892     $  876,558
Dr. Hans F. Larsson            20,000            2.0%          $11.00         6/24/07      $  138,357     $  350,623

---------------

(1) The per share exercise price of options granted under the Company's stock option plans is the fair market value of the Common Stock on the date of grant, with the exception of the 100,000 non-qualified stock options granted to Mr. Savastano described in footnote 3 of the Summary Compensation Table, above, which had an exercise price of $.10.

(2) There have been no stock appreciation rights ("SARs") granted by the Company to date.

(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1997 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Commission for illustration purposes. These rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the Named Executive Officers. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options during 1997 by each of the Named Executive Officers and their stock options outstanding as of September 30, 1997.

             AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                         NUMBER OF
                                                                         SECURITIES            VALUE OF
                                                                         UNDERLYING          UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS AT           OPTIONS AT
                                                                           FISCAL               FISCAL
                                                                        YEAR-END(#)         YEAR-END($)(2)
                                        SHARES                        ----------------     ----------------
                                      ACQUIRED ON        VALUE         EXERCISABLE(E)       EXERCISABLE(E)
                NAME                  EXERCISE(#)     REALIZED($)     UNEXERCISABLE(U)     UNEXERCISABLE(U)
------------------------------------  -----------     -----------     ----------------     ----------------
Theodore F. Savastano                   100,000       $ 1,658,750          100,000(E)         $1,435,000(E)
                                                                           --     (U)           --      (U)
Chet S. Ross                            135,000       $ 1,758,375          220,000(E)         $3,245,000(E)
                                                                           300,000(U)         $2,325,000(U)
Michael J. Vantusko                      50,000           --                75,000(E)         $1,087,500(E)
                                                                           100,000(U)         $  775,000(U)
L. Dean Hertert, Jr.                     25,000           --                40,000(E)         $  586,250(E)
                                                                            50,000(U)         $  387,500(U)
Dr. Hans F. Larsson                      --               --               --     (E)           --      (E)
                                                                            20,000(U)         $  155,000(U)

---------------

(1) There have been no SARs granted by the Company to date.

(2) Values are calculated for options "in-the-money" by subtracting the exercise price paid per share of the options from the per share New York Stock Exchange consolidated closing price of $18.75 of the Common Stock on September 30, 1997.

EMPLOYMENT AGREEMENTS

     The terms of the employment arrangements between the Company and the Named Executive Officers are described below.

     Mr. Savastano's employment agreement with the Company, which became effective as of May 23, 1997, provides for him to serve as Chairman of the Board of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provides for an initial annual base salary of $240,000. Mr. Savastano will be entitled to participate in an annual incentive bonus plan (the "Bonus Plan") that the Company has agreed, pursuant to Mr. Savastano's employment agreement, to establish. The Bonus Plan will entitle Mr. Savastano to earn, in each year during the term of the employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Savastano's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and
(y) the annual bonus compensation paid to Mr. Savastano with respect to the fiscal year in which Mr. Savastano's employment is terminated provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to Mr. Savastano with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1997 shall be deemed to be $240,000) and (ii) two; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay to Mr. Savastano an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. The employment agreement also contains provisions which restrict Mr. Savastano from competing with the Company during the term of the agreement and for 24 months following termination thereof. In addition, on June 24, 1997 Mr. Savastano received options exercisable to purchase 100,000 shares of Common Stock at an exercise price of $.10 per share pursuant to his 1994 employment agreement. Such options became exercisable upon the consummation of the Initial Public Offering on June 27, 1997, and were exercised on September 2, 1997. The Company is required to hold Mr. Savastano harmless from, and shall pay to Mr. Savastano, any taxes payable by Mr. Savastano as a result of the grant of the options. The amount of such taxes is approximately $1,117,000, of which $1,050,000 was paid during fiscal 1997.

     Mr. Ross's employment agreement with the Company, which became effective as of May 23, 1997, provides for Mr. Ross to serve as President and Chief Executive Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provides for an initial annual base salary of $240,000. Pursuant to his employment agreement, Mr. Ross will be entitled to participate in the Bonus Plan, which will entitle him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Ross' employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), Mr. Ross will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Ross with respect to the fiscal year in which his employment is terminated, provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1997 shall be deemed to be $240,000) and (ii) two; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Code, the Company will pay to Mr. Ross an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. The employment agreement also contains provisions which restrict Mr. Ross from competing with the Company during the term of the agreement and for 24 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the 1995 Stock Option Plan of the Company, Mr. Ross was granted a non-qualified option to purchase 300,000 shares of Common Stock at $11 per share, the initial offering price of the Common Stock sold in the Initial Public Offering. The ability to exercise this option vests in four equal annual installments, commencing upon the first anniversary of the date of grant subject to acceleration in certain circumstances.

     Mr. Vantusko's employment agreement with the Company, which became effective as of May 23, 1997, provides for Mr. Vantusko to serve as Chief Financial Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each annual anniversary of the date of the employment agreement, unless either party notifies the other of his or its intent not to extend the agreement not less than one year prior to the then scheduled expiration date. The employment agreement provides for an initial annual base salary of $150,000. Mr. Vantusko will be entitled to participate in the Bonus Plan, which will entitle him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Vantusko's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), Mr. Vantusko will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Vantusko with respect to the fiscal year in which his employment is terminated, provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1997 shall be deemed to be $150,000). The employment agreement also contains provisions which restrict Mr. Vantusko from competing with the Company during the term of the agreement and for 12 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the 1995 Stock Option Plan of the Company, Mr. Vantusko was granted a non-qualified option to purchase 100,000 shares of Common Stock at $11 per share, the initial offering price of the Common Stock sold in the Initial Public Offering. The ability to exercise this option vests in four equal annual installments, commencing upon the first anniversary of the date of grant, subject to acceleration in certain circumstances.

     Mr. Hertert's employment agreement with the Company, which became effective as of May 23, 1997, provides for Mr. Hertert to serve as the Vice President of Operations of the Company for an initial term of three years, subject to automatic one year extensions upon each annual anniversary of the date of the employment agreement, unless either party notifies the other of his or its intent not to extend the agreement at least one year prior to the then scheduled expiration date. The employment agreement provides for an initial annual base salary of $140,000. Mr. Hertert will be entitled to participate in the Bonus Plan, which will entitle him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Hertert's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), Mr. Hertert will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Hertert with respect to the fiscal year in which his employment is terminated, provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1997 shall be deemed to be $140,000) and (ii) one and one-half. The employment agreement also contains provisions which restrict Mr. Hertert from competing with the Company during the term of the agreement and for 12 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the 1995 Stock Option Plan of the Company, Mr. Hertert was granted a non-qualified option to purchase 50,000 shares of Common Stock at $11 per share, the initial offering price of the Common Stock sold in the Initial Public Offering. The ability to exercise this option vests in four equal annual installments, commencing upon the first anniversary of the date of grant, subject to acceleration in certain circumstances.

     Dr. Larsson's employment agreement with Nordic Water Products AB ("Nordic AB"), which became effective as of July 1, 1987, provides for Dr. Larsson to serve as Managing Director of Nordic AB, for an indefinite term. If Nordic AB terminates the employment agreement within 12 months after Nordic AB changes ownership, Nordic AB must provide Dr. Larsson at least 18 months notice of its intent to terminate the agreement. The employment agreement provided for an initial annual base salary of 336,000 Swedish krona (approximately $43,693). Dr. Larsson's current base salary is $94,700. The employment agreement contains provisions which restrict Dr. Larsson from competing with Nordic AB, without Nordic AB's consent, during the term of the agreement.

                           RELATED PARTY TRANSACTIONS

     The following summarizes certain material agreements between the Company and its executive officers, directors and certain of its existing shareholders. The summary is not a complete description of such agreements and therefore this discussion is qualified in its entirety by reference to the agreements, copies of which will be made available for inspection upon written request to the Company. It is the Company's intention that transactions with directors, executive officers, employees or affiliates of the Company will be minimal and will be approved in advance by a majority of the disinterested members of the Board.

REGISTRATION RIGHTS AGREEMENTS

     Several of the Company's officers, directors and holders of more than 5% of the Common Stock have entered into a certain registration rights agreement (the "Registration Rights Agreement") relating to shares of the Company's preferred stock (which was converted in accordance with the terms of such preferred stock into shares of Common Stock in connection with the Initial Public Offering), the Common Stock issued prior to the Initial Public Offering (other than upon exercise of stock options) and securities of the Company convertible into or exchangeable for shares of Common Stock (other than a stock option), including the warrants (the "1997 Warrants") issued pursuant to a certain warrant purchase agreement executed in March 1997 between the Company and the other signatories thereto (the "1997 Warrant Agreement"). Pursuant to the Registration Rights Agreement, the Company granted to the signatories thereto certain rights relating to registering the Common Stock under the Securities Act of 1933, as amended (the "Securities Act").

     In general, the "Investors," as that term is defined in the Registration Rights Agreement (generally defined as substantially all holders of the 1997 Warrants) and Mr. Savastano may demand registration under the Securities Act of the Common Stock issued upon the conversion of outstanding shares of the Company's preferred stock and the exercise of the 1997 Warrants upon the request of the Investors (treated as a single class and calculated on an "as converted basis"). The Company will pay all registration expenses relating to such registration. The Registration Rights Agreement otherwise contains such terms and conditions ordinarily and customarily found in registration rights agreements, including, without limitation, piggyback registration rights, indemnification provisions, and holdback agreements.

1997 NOTES, 1997 WARRANTS AND STOCKHOLDER GUARANTEE

     In March 1997, the Company entered into a certain note purchase agreement (the "1997 Note Purchase Agreement") pursuant to which the Company could have issued, and several purchasers could have committed to purchase, certain subordinated notes (the "1997 Notes") and entered into the 1997 Warrant Agreement with respect to the 1997 Warrants. The parties to the 1997 Note Purchase Agreement and the holders of the 1997 Warrants include: Brantley Capital Corporation, River Cities Capital Fund Limited Partnership and Environmental Opportunities Management Co., LLC. These stockholders and the other parties to the 1997 Note Purchase Agreement (other than the Company) have received 125,000 1997 Warrants issued in accordance with the 1997 Warrant Agreement. No 1997 Notes were issued and the obligation to make advances under the 1997 Note Purchase Agreement has terminated.

     Brantley Venture Partners III, L.P. ("Brantley"), guaranteed through June 1, 1997 up to $2,000,000 of the Company's indebtedness under a certain Credit Facility with the Bank of America, Illinois (the "Credit

Facility"), in the event the Company defaulted on its payment obligations thereunder. The Company paid no consideration to Brantley for this guarantee. To the extent that Brantley would have been required to make a payment under its guarantee of the Company's indebtedness under the Credit Facility, the amount of such payments would have been deemed to be an advance under the 1997 Notes from the date of such payment. No such payment was required and the guarantee has terminated. Robert P. Pinkas, a director of the Company, is an affiliate of Brantley Capital Corporation and Brantley.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee was appointed prior to the consummation of the Initial Public Offering. The Compensation Committee's function is, in part, to establish and review the Company's arrangements and programs for compensating executive officers, including the Named Executive Officers named in the Summary Compensation Table. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Company.

     The Company's executive compensation program is designed to provide competitive compensation and benefit programs that attract and retain capable executives who are integral to the success of the Company, reward them for achievement of both short-term and long-term objectives and provide them with an economic incentive to increase stockholder value. The Compensation Committee believes its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance. These components are a salary, short-term incentive compensation (bonus) and long-term incentive compensation (stock options). The bonuses and stock options are in addition to executives' yearly based salaries, which are intended to be competitive with companies which the Compensation Committee believe are comparable to the Company.

     In setting executive compensation practices for the Company, the Compensation Committee generally compares executive compensation programs with other companies' compensation programs for executives with similar responsibilities. The Compensation Committee reviewed compensation practices of business included in the Company's peer group index and, based on that review, together with an analysis of other relevant factors related to the peer group and on negotiations with the Named Executive Officers, established levels of base salary.

     Previously, annual bonus payments to the Named Executive Officers were determined by the Board, based upon input from directors with significant experience in similar determinations for other companies. Currently, the Compensation Committee administers the Bonus Plan pursuant to which the executives of the Company, including the Named Executive Officers, are entitled to earn, in each year during the term of their employment, commencing with fiscal 1998, bonuses based upon a percentage of their base salary, subject to achievement of certain performance goals to be established by the Compensation Committee. The percentage of an eligible executive's salary that may be earned as a bonus pursuant to the Bonus Plan will vary depending upon the employee's position with the Company but generally is not anticipated to exceed 150% of base salary.

     The Compensation Committee believes that the grant of stock options aligns the interests of the Company's executives with those of its stockholders. The Compensation Committee determines the recipients of stock option grants and the size of grants consistent with these principles, based upon the employee's performance and position with the Company. Contemporaneous with the Initial Public Offering, stock options were granted to approximately 33 employees, including executive officers, pursuant to the Company's 1995 Stock Option Plan. As of September 30, 1997, approximately 62 employees, including executive officers, held stock options granted pursuant to the Company's 1995 Stock Option Plan. All stock options granted during fiscal 1997 had an exercise price equal to the market value of Common Stock on the date of grant (other than options to purchase 100,000 shares that were granted to Mr. Savastano pursuant to his 1994 employment agreement with the Company). Generally, all stock options granted are anticipated to vest over four years, except under limited circumstances.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Chet S. Ross's compensation for fiscal 1997 was determined pursuant to an employment agreement entered into shortly prior to completion of the Initial Public Offering. Mr. Ross's compensation, including base salary and bonus compensation, was determined based upon a review of businesses in the Company's peer group and negotiation between the Company and Mr. Ross. Pursuant to Mr. Ross's employment agreement, he will be entitled to earn up to 150% of his base salary pursuant to the Bonus Plan. In connection with the Initial Public Offering and pursuant to Mr. Ross's employment agreement, he was granted options exercisable to purchase 300,000 shares of Common Stock at the Initial Public Offering price of $11 per share. In addition, Mr. Ross was awarded a discretionary cash bonus of $125,000 in recognition of his leadership both generally and in connection with the Initial Public Offering.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code generally limits the annual tax deduction for applicable remuneration paid to the Company's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the applicable renumeration to be paid to the Company's executives will exceed the deduction limit set by Section 162(m).

                                            MEMBERS OF THE COMMITTEE

                                            ROLLIN S. REITER, Chairman

                                            JOHN R. MILLER

                                            ROBERT P. PINKAS

                                            DR. PAUL M. SUTTON

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act unless the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the percentage change in the cumulative total stockholder return of the Common Stock, the Standard and Poor's 500 Index and a peer group index constructed by the Company for the period since the Common Stock commenced trading on June 25, 1997 to the fiscal year ended September 30, 1997. The peer group index consists of: United States Filter Corporation; Culligan Water Technologies, Inc.; Ionics, Incorporated; Osmonics, Inc.; and Calgon Carbon Corporation. These corporations are involved in various aspects of the water treatment business. The graph assumes $100 invested on June 25, 1997 in the Company and each of the other indices.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                          TOTAL RETURN TO STOCKHOLDERS

                      (ASSUMES $100 INVESTMENT ON 6-25-97

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)              WATERLINK          PEER GROUP            S&P 500
6/25/97                                            100                 100                 100
9/30/97                                            144                 120                 107

  Source: Carl Thompson Associates www.ctonline.com (303) 494-5472. Data from
                          Bloomberg Financial Markets
---------------

ASSUMES INITIAL INVESTMENT OF $100
*Total Return Assumes Reinvestment of Dividends (none paid by the Company)
 Note: Companies in indices measured by Market Capitalization

                                      II.

                  APPROVAL OF THE WATERLINK, INC. 1997 OMNIBUS
                         INCENTIVE PLAN OF THE COMPANY

     The Company's 1997 Omnibus Incentive Plan (the "Incentive Plan"), the terms of which were disclosed previously in the prospectus of the Company issued in connection with the Initial Public Offering, was approved by the Board and stockholders in May 1997, prior to the Initial Public Offering. The Company is seeking stockholder approval of the Incentive Plan again because such approval subsequent to the Initial Public Offering is necessary for the Incentive Plan to satisfy the requirements of Section 162(m) of the Code with respect to Awards (as defined below) granted after the expiration of the "reliance period" applicable to private companies that become public. If stockholder approval is not obtained, the Incentive Plan will terminate following the expiration of such "reliance period." Any Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect. The following is a brief description of the material features of the Incentive Plan; such description is qualified in its entirety by reference to the full text of the Incentive Plan which is attached hereto as Exhibit A.

PURPOSE

     The Incentive Plan is intended to encourage selected employees, directors or consultants of the Company to acquire or increase a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and to enhance the ability of the Company to attract and retain qualified individuals. The Incentive Plan is not subject to any provisions of the Employee Retirement Security Act of 1974 ("ERISA").

TYPE AND NUMBER

     The Incentive Plan authorizes the grant of awards ("Awards") which may consist of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code, non-qualified stock options, restricted stock and restricted stock units, stock appreciation rights, dividend equivalents, stock awards and other stock based awards, and performance awards. The maximum aggregate number of shares of Common Stock which may be issued under the Incentive Plan is the lesser of:

(i) the greater of:

     (A) 1,750,000; or

     (B) 12.5% of the aggregate number of shares of Common Stock outstanding (calculated on a fully diluted basis, including the maximum number of shares that may be issued, or subject to awards, under the Incentive Plan and the 1995 Stock Option Plan of the Company (the Incentive Plan and the 1995 Stock Option Plan of the Company are collectively referred to as the "Employee Stock Plans"));

         In either case, (A) or (B) above, less the number of shares issued under the Employee Stock Plans after the effective date of the Incentive Plan, or which are subject to outstanding awards under the Employee Stock Plans, plus the number of any shares surrendered to the Company in payment of the exercise price of options issued under either of the Employee Stock Plans; or

(ii) 5,000,000.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee. The directors comprising the Compensation Committee are considered "outside directors" as that term is defined for purposes of Section 162(m) of the Code. In order for a director to be considered an "outside director," such director may not be a current employee of the Company, a former employee of the Company who receives compensation for prior services during the taxable year or an officer of the Company, and may not receive remuneration from the Company in any capacity other than as a director. Members of the Compensation Committee are not eligible to receive Awards under the Incentive Plan. The Compensation Committee will have sole discretion to determine those individuals to whom Awards will be granted, the types and number of awards granted, the terms and conditions of each Award, the number of shares covered by each Award, and the time periods during which Awards may be exercisable, and to make any other determination and take any other action that it deems necessary or desirable for the administration of the Incentive Plan; provided, however, that no participant in the Incentive Plan may receive stock or stock based Awards to acquire more than 500,000 shares of Common Stock during any one fiscal year.

     The Compensation Committee may grant the following Awards, subject to the terms and conditions described below.

(1) Options

     The Compensation Committee will grant options with an exercise price per share equal to the fair market value of a share on the date of grant unless the Compensation Committee determines otherwise, provided that the exercise price per share under an incentive stock option will not be less than 100% of the fair market value of a share on the date of grant. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of the Company or a parent of subsidiary of the Company on the date of grant must not be less than 110% of the fair market value on the date of grant.

     Non-qualified options granted will be exercisable for a term as determined by the Compensation Committee, but generally will not exceed ten years from the date of grant. Incentive stock options granted will be exercisable for a term of not more than ten years from the date of grant, or not more than five years in the case of a 10% stockholder as described in the preceding paragraph. The Compensation Committee shall determine the events upon which the unexercised portion of any option will terminate.

     No participant may be granted incentive stock options to the extent the aggregate fair market value, as of the date of grant, of the shares with respect to which incentive stock options are first exercisable by such participant during any calendar year exceeds $100,000.

     In the case of a "change in control" of the Company, the Board may, in its sole discretion, determine on a case by case basis, that each option granted under the Incentive Plan will terminate 30 days after the occurrence of such "change in control," but, in the event of any such termination an option holder will have the right, exercisable during the 30 day period prior to the "change in control" and, in certain cases as described in the Incentive Plan, within 30 days after the "change in control," to exercise in whole or in part his options without regard to the vesting provisions applicable to such options. "Change in control," which is defined more specifically in the Incentive Plan, generally means (i) the acquisition of beneficial ownership by any person, other than the Company, of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities, (ii) the failure of the individuals who presently constitute the Board (the "Incumbent Board") to constitute at least a majority thereof, provided that any director whose election has been approved in advance by the directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board shall be considered for these purposes as though such director was a member of the Incumbent Board, (iii) the approval by the stockholders of the Company and the completion of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the approval by the stockholders of the Company and the completion of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(2) Stock Appreciation Rights

     The Compensation Committee may grant stock appreciation rights which will confer upon the participant a right to receive, upon exercise of the grant, the difference between the fair market value of one share of Common Stock on the date of exercise and the fair market value of one share of Common Stock on the date of grant of the right. The Company may, at its election, pay such difference in cash or in shares of Common Stock valued at the fair market value of the Common Stock on the day preceding the date of payment. The grant price, term, methods of exercise, methods of settlement, and any other terms and conditions shall be as determined by the Compensation Committee. No aggregate payment by the Company during any fiscal year upon the exercise of stock appreciation rights may exceed $100,000 without Compensation Committee approval ratified by the Board and a participant may not exercise a stock appreciation right if the aggregate amount to be received as a result of his exercise of stock appreciation rights in the preceding 12 months exceeds his then current base salary.

(3) Stock Awards

     The Compensation Committee may grant participants Awards that are denominated or payable in, or otherwise based on shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan. These stock awards may include, but are not limited to, an Award of an option, restricted stock or restricted stock units, stock appreciation rights, and dividend equivalents. The Compensation Committee may grant restricted stock in shares of Common Stock and restricted stock unit awards, which are rights denominated in shares of Common Stock, subject to forfeiture and other restrictions determined by the Compensation Committee. Such restrictions may lapse separately or in combination, at such times and in such installments, as the Compensation Committee may deem appropriate. Except as otherwise determined by the Compensation Committee, until the restrictions lapse, the shares will be forfeited upon the employee's termination of employment (as determined under criteria established by the Compensation Committee) for any reason during the applicable restriction period. Upon lapse of the restriction, the shares will be delivered to the participant. The terms and conditions of such stock awards and stock based awards, as well as the consideration and method of payment for such shares, shall be as determined by the Compensation Committee.

(4) Performance Awards

     The Compensation Committee may grant performance awards to participants which may be denominated as a stock award or a stock based award and which may be payable in cash, shares of Common Stock, other securities, or other property, and shall confer on the holder rights valued as determined by the Compensation Committee and shall be payable to or exercisable by the holder of the award, in whole or in part, upon the achievement of performance goals as established by the Compensation Committee.

OTHER PROVISIONS APPLICABLE TO AWARDS

     The Compensation Committee may grant Awards separately, or in addition to, in tandem with, or in substitution for any other Award granted under the Incentive Plan or any award granted under any other plan of the Company or any affiliate. Awards granted in addition to or in tandem with other Awards under the Incentive Plan, or in addition to or in tandem with awards granted under any other plan of the Company or any affiliate may be granted at the same or different times. However, any non-qualified option issued in tandem with a stock appreciation right (a "tandem option") is subject to the following provisions. Upon exercise of an option issued as part of a "tandem option," the participant will be entitled to a credit toward the option exercise price equal to the value of the stock appreciation right issued in tandem with the option exercised, but not in an amount that would exceed the amount of the federal income tax deduction allowed to the Company with respect to the stock appreciation right. Upon exercise of such a tandem option, the stock appreciation right shall terminate and the value of such right will be limited to the credit. Upon the exercise of a "tandem option," the stock appreciation right issued as part of a "tandem option," the option to which such stock appreciation right relates shall cease to be exercisable to the extent of the number of shares of Common Stock with respect to which the stock appreciation right was exercised.

     Payment or transfers made by the Company upon the grant or exercise of an Award may be made in whatever form as the Compensation Committee determines, including but not limited to cash, shares, other securities, other awards, or other property, or any combination thereof. The term of each Award will be for the period as may be determined by the Compensation Committee, except for non-qualified stock options and incentive stock options as described above.

  Transferability

     Awards granted under the Incentive Plan may be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Common Stock. Awards (other than restricted stock with respect to which all applicable restrictions have expired, lapsed, or been waived, hereinafter referred to as "released stock") will not be transferable, other than by will or the laws of descent and distribution, provided however, that a participant may designate a beneficiary or beneficiaries to exercise his rights and to receive any property distributable with respect to any Award upon his death. Each Award (other than released stock) may be exercised, during the lifetime of the holder of the Award, only by the holder, or, if permissible under applicable law, by the holder's guardian or legal representative.

  Termination and Amendment

     The Incentive Plan will terminate upon the earliest of the date on which all stock awards and all stock based awards issuable under the Incentive Plan have been issued, the termination of the Incentive Plan by the Board or May 23, 2007. Any Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Incentive Plan.

     The Incentive Plan may be amended or terminated by the Board, provided however, that no amendment or termination may be effected without the approval of the stockholders if such amendment or termination would increase the total number of shares available for Awards under the Incentive Plan, materially increase the benefits accruing to participants under the Incentive Plan, materially modify the requirements as to eligibility, or where shareholder approval would be required under Section 422 of the Code in order for incentive stock options to qualify thereunder or under Section 162(m) of the Code. No amendment may impair any rights of any holder of an Award previously granted under the Incentive Plan without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

Non-Qualified Stock Options. The issuance of a non-qualified stock option under the Incentive Plan will not generally result in any taxable income to the recipient employee or a tax deduction to the Company at the time of grant. Generally, the employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives shares of Common Stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price. The Incentive Plan is not considered to be tax-qualified under Section 401(a) of the Code.

     Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16 of the Exchange Act ("Section 16"), the acquisition date of the shares of Common Stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of Common Stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient will be the excess of the fair market value of such shares of Common Stock at the end of the postponement period (rather than at the date of exercise) over the option price.

     The Company is generally entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

Incentive Stock Options. Neither the receipt nor exercise of an incentive stock option is a taxable event to the employee and if the employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares will be long-term capital gain. In such case, the Company would not be entitled to any tax deduction with respect to the grant or exercise of the option. The difference between the fair market value of the shares of the Common Stock on the date of exercise and the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date of the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death.

     If the shares of Common Stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of
(i) the difference between the option price and the fair market value of such shares on the date of exercise, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income and the Company would generally be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

     Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit," unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale.

Stock Appreciation Rights. There will be no federal income tax consequences to the employee or the Company upon the grant of a stock appreciation right or during the period that the right remains unexercised. Upon the exercise of a right, the employee will realize ordinary income in an amount equal to the cash and/or the then fair market value of the shares of Common Stock received upon exercise of the right and the Company will normally be entitled to a corresponding federal income tax deduction. If stock so acquired is later sold or exchanged, the difference between the sale price and the fair market value of Common Stock on the date the individual was taxed will be taxable as capital gain or loss.

     If the recipient of stock appreciation rights would be subject to potential liability under Section 16 for the sale of shares of Common Stock acquired upon exercise of such stock appreciation right, such individual will not be taxed until the date when such sale would no longer subject the individual to such potential liability and the amount of ordinary income recognized will be determined on the basis of the fair market value of the stock on that date, unless the individual elects (within 30 days after exercise) to include in income an amount based upon the fair market value of the shares of Common Stock received upon exercise of the stock appreciation right at the time of such exercise. In the event taxation is postponed, the amount of income recognized by the participant will be the fair market value of such shares of Common Stock at the end of the postponement period.

Restricted Stock. Generally, an employee to whom a restricted stock award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock received at the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture, over the purchase price, if any, paid by the recipient for such Common Stock, and such amount will generally then be deductible for federal income tax purposes by the Company. For tax purposes, in addition to other restrictions, the Common Stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the recipient to suit under the "short swing profit" provisions of
Section 16. Alternatively, if the recipient of a restricted stock award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the recipient for such Common Stock, and such amount will generally then be deductible by the Company.

     In the event of the forfeiture of the Common Stock included in a restricted stock award, the employee will not be entitled to any deduction except to the extent the individual paid for such Common Stock. Upon a sale of the Common Stock included in the restricted stock award, the employee will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such shares of Common Stock.

Performance Awards. The federal income tax consequences and Section 16 restrictions will generally be the same for performance awards as the underlying grant of options, restricted stock awards, stock appreciation rights, or other stock based awards. A recipient of Awards payable in cash or shares of Common Stock will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received, in the tax year in which received, and the Company will normally be entitled to a tax deduction for an equivalent amount for the same year. However, if receipt of a performance award would be subject to potential liability under Section 16 for the sale of shares received upon exercise of an Award, the acquisition date of the shares of Common Stock for federal income tax purposes, and the time and measurement of recognition of income, will be postponed as long as a sale of the shares of Common Stock could subject the participant to suit under the "short swing profit" provisions of
Section 16, unless the employee elects to be taxed on the date he receives the shares of Common Stock.

Limitation on Company Deduction. Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under applicable Treasury regulations, and subject to certain transition rules, a stock option or stock appreciation right will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during any one year, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. The terms of the Incentive Plan and the composition of the Compensation Committee are intended to comply with these regulations relating to stock options. Other stock awards or stock based awards, however, will not generally qualify as "performance based" compensation unless the vesting or purchase of the restricted stock bonus is contingent upon satisfying a separate performance goal or unless such stock awards are granted during the "reliance period" applicable to private companies that become public.

NEW PLAN BENEFITS TABLE

     For each of the Named Executive Officers and the indicated groups, the following table sets forth (i) the aggregate number of shares of Common Stock subject to options granted under the Incentive Plan during fiscal 1997 and (ii) the weighted average exercise price per share of the options granted.

==============================================================================================
      NAME AND POSITION          AVERAGE PER SHARE PRICE ($)           NUMBER OF SHARES
----------------------------------------------------------------------------------------------
  Theodore F. Savastano,
     Chairman of the
     Board of Directors                       $0                              0
  Chet S. Ross,
     Executive Officer and
     President                                $0                              0
  Michael J. Vantusko,
     Chief Financial
     Officer                                  $0                              0
  L. Dean Hertert, Jr.
     Vice President                           $0                              0
  Dr. Hans F. Larsson
     Vice President                           $0                              0
  Executive Group                             $0                              0
  Non-Executive Director
     Group                                    $0                              0
  Non-Executive Officer
     Employee Group                           $0                              0

RECOMMENDATION

     The Board recommends a vote FOR approval of the Incentive Plan.

                                      III.

          APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN OF THE COMPANY

     The Employee Stock Purchase Plan of Waterlink, the terms of which were disclosed previously in the prospectus of the Company issued in connection with the Initial Public Offering, was approved by the Board and stockholders in May 1997, and the First Amendment to the Employee Stock Purchase Plan of Waterlink was approved by the Board and Stockholders on June 23, 1997, prior to the Initial Public Offering (the Employee Stock Purchase Plan of Waterlink, as amended by the First Amendment, is referred to herein as the "Stock Purchase Plan"). The Company is seeking stockholder approval of the Stock Purchase Plan again because such approval subsequent to the Initial Public Offering is necessary for the Stock Purchase Plan to satisfy the requirements of Section 162(m) of the Code with respect to options granted after the expiration of the "reliance period" applicable to private companies that become public. If stockholder approval is not obtained, the Employee Stock Purchase Plan will terminate following the expiration of such "reliance period." Any Awards outstanding at the time of termination of the Employee Stock Purchase Plan will continue in full force and effect. The following is a brief description of the material features of the Stock Purchase Plan; such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan which is attached hereto as Exhibit B and Exhibit C.

NUMBER OF OPTIONS

     There are reserved for issuance upon the exercise of options to be granted under the Stock Purchase Plan an aggregate of 500,000 shares of Common Stock, subject to adjustment upon the occurrence of certain specific capitalization events.

PURPOSE

     The Stock Purchase Plan is intended to encourage eligible employees of the Company and its current and future subsidiaries to acquire or increase their ownership of Common Stock on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company, as well as to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code and is not subject to any provisions of ERISA.

ADMINISTRATION

     The Stock Purchase Plan is administered by the Compensation Committee. The members of the Compensation Committee are considered "non-employee directors" as required by Rule 16b-3 of the Exchange Act. The Compensation Committee has full discretion to determine when offerings will be made, the number of shares of Common Stock to be made available in any offering, the length of the period during which employees may elect to participate in any offering (the "Subscription Period") and the period during which contributions of the option price must be paid (the "Purchase Period"), and such other terms and conditions as may be necessary or appropriate, to interpret the Stock Purchase Plan, and to prescribe, amend and rescind rules and regulations relating to the Stock Purchase Plan. The Compensation Committee may exclude the employees of any specific subsidiary from any offering made under the Stock Purchase Plan and may determine not to include certain highly compensated employees.

ELIGIBILITY AND TERMS

     The Stock Purchase Plan provides for the granting of stock options to current and future employees of the Company and its subsidiaries. Employees eligible to participate in the Stock Purchase Plan are individuals employed by the Company, or any of its current or future subsidiaries designated by the Compensation Committee to participate in the Stock Purchase Plan, on the first day of the Subscription Period of any offering of shares made under the Stock Purchase Plan, provided that such individual is normally employed by the Company or any of its subsidiaries for more than twenty hours per week and more than five months in a calendar year, and has been employed by the Company of any of its subsidiaries for at least six months as of the first day of the Subscription Period of any offering.

     Each eligible employee who elects to purchase shares in an offering made under the Stock Purchase Plan will automatically be granted an option to purchase a fixed maximum number of shares of Common Stock. The number of shares granted under an option is determined by dividing the aggregate amount the employee has elected to contribute, by the exercise price of the option. Contributions may be made by payroll deduction, from both regular and bonus pay, as well as by cash payments under certain circumstances. Such contributions shall be subject to the claims of the Company's general creditors until used to purchase shares on the last day of the Purchase Period as described below. No employee may elect to purchase shares during any offering for an aggregate purchase price in excess of the lesser of the percentage of the annual compensation applicable to the offering as determined by the Committee, or 20% of his annual compensation. Annual compensation for this purpose includes bonuses paid within the 12 months preceding the Purchase Period plus the employee's annual base rate of compensation as of the first day of the Subscription Period. In addition, no employee shall be granted an option to purchase shares under the Stock Purchase Plan if the employee, immediately after the grant, owns five percent or more of the voting power or value of all classes of stock of the Company. No employee may receive options under the Stock Purchase Plan, and all other employee stock purchase plans of the Company, its subsidiary, or parent, to purchase shares of Common Stock with an aggregate fair market value of more than $25,000 in any one calendar year (determined as of the date the option is granted).

     Each person electing to participate in any offering made under the Stock Purchase Plan must execute and deliver to the Company an election agreement which indicates the amount to be deducted from each pay for each payroll period, as well as any deductions to be made from any bonus payments. Employees electing to participate in the Stock Purchase Plan will be granted an option on the first day of the Purchase Period of any offering to purchase shares of Common Stock on the last day of the Purchase Period. If the number of shares available to grant under the Stock Purchase Plan on a scheduled date of grant is insufficient to make all the grants, then each employee who elected to participate will receive an option to purchase a pro rata number of the available shares, based on the amount of subscriptions received.

     If the sum of the amount deducted from bonus payments as elected by the employee and the sum of all payroll deductions is less than the total amount of the employee's election to purchase shares made during the Subscription Period, the employee may make a cash payment in the amount of the difference. The employee may make one election to cancel any election to have an amount deducted from any bonus payment and may then elect to make increased payroll deduction installment payments, provided that the total of all such installment payments and all cash payments, do not exceed the total amount of his election to purchase shares made during the Subscription Period. Subject to certain limitations set forth in the Stock Purchase Plan, an employee is permitted, at any time prior to the end of the Purchase Period applicable to the offering, to terminate or reduce his payroll deductions, to reduce his options to purchase shares or to withdraw all or part of the amount in his account.

     An employee who is granted a leave of absence or who is laid off during a Purchase Period may elect to suspend payments or may make installment payments in cash. If the employee suspends payments, he must make up the deficiency in his account either by immediate lump sum cash payment or with increased installment payments so that payment for the maximum number of shares covered by his option will be completed in the last month of the Purchase Period. If the employee does not return to active service upon the expiration of his leave or within 90 days from the date of his layoff, his election to purchase shall be deemed to have been canceled at that time, and his only right will be to receive in cash the amount credited to his account.

     If in any payroll period, for reasons other than leave of absence or layoff, an employee who has elected to participate has no pay, or has insufficient pay (after other authorized deductions) to permit deduction of his installment payment, such payment may be made in cash at that time. If not so made, the Company may treat such failure as a cancellation of the employee's election to purchase shares. If the Company does not treat such failure as a cancellation of the employee's election to purchase shares, the employee, when his pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his account, or arrange for uniformly increased installment payments so that payment for the maximum number of shares covered by his option will be completed in the last month of the Purchase Period.

     The options granted under the Stock Purchase Plan will automatically be exercised as of the close of business on the last business day of the Purchase Period of any offering of shares made under the Stock Purchase Plan. Upon the exercise of an option, the aggregate amount of payroll and bonus deductions, and cash payments credited to the account of each employee as of such date will be applied to the exercise price for the purchase of that number of shares equal to the amount credited to the employee's account, divided by the exercise price, not to exceed the maximum number of shares issuable under the option. The purchase price will be 85% of the fair market value of the shares on the first day of the Purchase Period of the offering, unless the Compensation Committee determines otherwise. A certificate representing the shares so purchased shall be delivered to the employee as soon as reasonably practicable after the exercise of the option. Any remainder not applied to purchase shares shall be paid in cash to the employee. An employee will become a stockholder of the Company with respect to shares for which payment has been completed on the last business day of the Purchase Period and will have no rights as a stockholder with respect to such shares until such time.

     If an employee dies or retires, and if such person has an election to purchase shares of Common Stock in effect at the time of his retirement or death, he, or in the event of death, his beneficiary or the legal representative of his estate (his "Successor"), within three months after the date of his retirement or death, but not later than the end of the Purchase Period, may elect to complete the remaining installment payments in cash, make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or may cancel his election to purchase shares of Common Stock. If no notice is given, the election will be deemed canceled as of the date of retirement or death and the employee or his Successor, will receive in cash the amount credited to his account. If the employee terminates employment for any reason other than retirement or death prior to the end of the Purchase Period, his election to purchase shares shall thereupon be deemed canceled as of the date on which his employment terminated. No further payments will be permitted and the employee will receive in cash the amount credited to his account.

     Options granted under the Stock Purchase Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Company. Options will not be transferable other than by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order, and will be exercisable during the lifetime of the holder only by the holder or, in the event of death, by the holder's Successor.

     Upon an "unusual corporate event," such as a liquidation, merger, reorganization, or other business combination, acquisition or change in control of the Company as defined in the Stock Purchase Plan, the Compensation Committee may, in its sole discretion elect to terminate the Purchase Period of any offering then in effect as of the last day of the month during which the "unusual corporate event" occurs. In the event of any such termination, a holder will have the right, beginning at least five days prior to such event, to either make a lump sum payment in the amount equal to the remaining payments to be made pursuant to his election to purchase shares, or to cancel his election to purchase shares of Common Stock.

     The Stock Purchase Plan will terminate on May 23, 2007, and options may not be granted under the Stock Purchase after such date, although the terms of any option may be amended in accordance with the Stock Purchase Plan at any date prior to the end of the term of such option. Any options outstanding at the time of termination of the Stock Purchase Plan will continue in full force and effect according to the terms and conditions of any such option and the Stock Purchase Plan.

     The Stock Purchase Plan may be amended by the Board, provided that stockholder approval will be necessary if required under Rule 16b-3 ("Rule 16b-3") of the General Rules and Regulations of the Exchange Act or Section 423 of the Code, and no amendment may impair any of the rights of any holder of an option previously granted under the Stock Purchase Plan without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PURCHASE PLAN

Options. An employee will not be required to recognize income at the time an option is granted, or at the time the option is exercised. If as currently contemplated by the Stock Purchase Plan, the option price applicable to any offering is less than the fair market value of the Common Stock on the date of grant, then, provided the holding periods described below are met, upon the disposition of the Common Stock by the employee (or in the event of the death of the employee while owning such Common Stock whether or not the holding period requirements are met), the employee will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the option price; or (ii) the excess of the fair market value of the Common Stock on the date the option is granted over the option price. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss. The Company will not be entitled to any deduction with respect to options granted under the Stock Purchase Plan except in connection with a disqualifying disposition as discussed below. The Stock Purchase Plan is not considered to be tax-qualified under Section 401(a) of the Code.

     In order for an employee to receive the favorable tax treatment described above, the employee may not sell the Common Stock within two years from the date the option was granted nor within one year from the date the option was exercised and the Common Stock was received. If an employee sells the Common Stock acquired pursuant to the Stock Purchase Plan before the expiration of these holding period requirements, the employee will recognize, at the time of the sale, ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date the option was exercised over the option price. The amount recognized as ordinary compensation income will increase the employee's basis in such shares. The balance of gain or loss resulting from the sale will be taxed as capital gain or loss. At the time of the disqualifying sale, and subject to the $1,000,000 annual deduction limitation for compensation paid to certain highly compensated employees of public companies and the satisfaction by the Company of any withholding or reporting obligations, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary compensation income.

     Notwithstanding the foregoing, upon the exercise of a stock option by a person subject to Section 16, the acquisition date of the shares of Common Stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of Common Stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the employee will be the excess of the fair market value of such shares of Common Stock at the end of the postponement period (rather than at the date of exercise) over the option price.

     Certain acquisitions of shares issued under the Stock Purchase Plan, which would otherwise be considered purchases for Section 16(b) purposes, are exempt from liability. Accordingly, the grant of an option under the Stock Purchase Plan is exempt from liability for Section 16(b) purposes if (i) the transaction is approved the Board or a committee of the Board that is composed solely of two or more non-employee directors (as defined in Rule 16b-3), (ii) the transaction is approved in advance, or subsequently ratified not later than the date of the next annual meeting of stockholders, by stockholders, or (iii) a period of at least six months elapses between the date of grant of the option and the date of sale of the underlying shares acquired upon exercise of such option. The acquisition of shares upon the exercise of an option is also exempt from liability for Section 16(b) purposes if the option is "in-the-money" at the time of exercise.

NEW PLAN BENEFITS TABLE

     For each of the Named Executive Officers and the indicated groups, the following table sets forth (i) the aggregate number of shares of Common Stock which were purchased under the Stock Purchase Plan during fiscal 1997 and (ii) the weighted average per share purchase price for such shares.

==============================================================================================
      NAME AND POSITION          AVERAGE PER SHARE PRICE ($)           NUMBER OF SHARES
----------------------------------------------------------------------------------------------
Theodore F. Savastano,
  Chairman of the Board of
  Directors                                 $0.00                              0
Chet S. Ross,
  Executive Officer and
  President                                 $9.35                            962
Michael J. Vantusko,
  Chief Financial Officer                   $0.00                              0
L. Dean Hertert, Jr.
  Vice President                            $9.35                          1,497
Dr. Hans F. Larsson
  Vice President                            $9.35                            385
Executive Group                             $9.35                          2,844
Non-Executive Director
  Group                                     $0.00                              0
Non-Executive Officer
  Employee Group                            $9.35                         41,407

RECOMMENDATION

     The Board recommends a vote FOR approval of the Stock Purchase Plan.

                                      IV.

             RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC AUDITORS

     At the Annual Meeting, the stockholders of the Company will be asked to ratify the appointment of the independent public auditors of the Company.

     The Company's financial statements for the fiscal year ended September 30, 1997 have been examined by the firm of Ernst & Young LLP, independent certified public auditors. Ernst & Young LLP have been the independent certified public auditors of the Company since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

RECOMMENDATION

     The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent public auditors of the Company.

                                 OTHER BUSINESS

     The only business to come before the Annual Meeting of which management is aware is set forth in this Proxy Statement. If any other business properly is presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders and Form 10-K of the Company for the year ended September 30, 1997 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. Requests should be directed to Secretary, Waterlink, Inc., 4100 Holiday Street, N.W., Canton, Ohio 44718-2532.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     The Company intends to hold its 1998 annual meeting of stockholders in January 1999. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 4100 Holiday Street, N.W., Canton, Ohio 44718-2532, by September 15, 1998.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will reimburse brokers, banks, and other nominees who hold Common Stock in their names for their reasonable expenses in forwarding proxy material to beneficial owners thereof.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD NAMED HEREIN; FOR PROPOSAL II (THE APPROVAL OF THE WATERLINK, INC. 1997 OMNIBUS INCENTIVE PLAN); FOR PROPOSAL III (THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN OF WATERLINK, INC.; AND FOR PROPOSAL IV (THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP).

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

     By Order of the Board of Directors

     KATHLEEN S. DONATINI, Secretary

December 3, 1997

                                                                       EXHIBIT A

                                 WATERLINK INC.
                          1997 OMNIBUS INCENTIVE PLAN

SECTION 1.  PURPOSE

     The purposes of this Waterlink Inc. 1997 Omnibus Incentive Plan (the "Plan") are to encourage selected employees, directors or consultants of Waterlink Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or other Stock Award or Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Award granted under the Plan.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Cause" shall mean (i) the Participant's willful misconduct, gross negligence or dishonesty in the performance of his or her duties on behalf of the Company, (ii) the neglect, failure or refusal of the Participant to carry out any reasonable request of the Board or other officer or supervisor having supervisory authority over the Participant, (iii) the material breach of any provision of any employment, consulting or other services contract between the Participant and the Company, (iv) the entering of a plea of guilty or nolo contendere to, or the Participant's conviction of, a felony or other crime involving moral turpitude, dishonesty, theft or unethical business conduct.

          (f) "Change in Control" of the Company shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities, (ii) the failure, for any reason, of the individuals who presently constitute the Board of Directors (the "Incumbent Board") to constitute at least a majority thereof, provided that any director whose election has been approved in advance by directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board shall be considered, for these purposes, as though such director were a member of the Incumbent Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation occurs; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom qualifies both as a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

          (i) "Covered Employee" shall mean an employee of the Company if either
     (i) as of the close of the fiscal year, such employee is the chief executive officer of the Company or is an individual acting in such capacity, or (ii) the total compensation of such employee for the fiscal year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

          (j) "Dividend Equivalent" shall mean any right granted under Section 6(d) of the Plan.

          (k) "Fair Market Value" means, with respect to the Shares, (a) if the Shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price of the Shares on the last business day prior to the date the value is to be determined as reported on such exchange; (b) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the Shares on the last business day prior to the date the value is to be determined as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information;
     (c) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Shares on the last business day prior to the date the value is to be determined as quoted by a market maker in the Shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Fair Market Value"); or (d) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ and there is no market maker in the Shares, the fair market value of the Shares as determined by the Committee in good faith.

          (l) "Incentive Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

          (m) "Key Employee" shall mean any employee who is a regular employee of the Company or its present and future Affiliates.

          (n) "Non-Qualified Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is not an Incentive Stock Option.

          (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Participant" shall mean a Key Employee, director or consultant who has been granted an Award under the Plan.

          (q) "Performance Award" shall mean any right granted under Section 6(f) of the Plan.

          (r) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (s) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (t) "Restricted Securities" shall mean Restricted Stock or any other Award under which issued and outstanding Shares are held subject to restrictions imposed by the terms of the Award.

          (u) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (v) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

          (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

          (x) "Shares" shall mean the common stock of the Company, $.01 par value per share, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

          (y) "Stock Appreciation Right" shall mean any right granted under
     Section 6(b) of the Plan.

          (z) "Stock Award" shall mean an Award of an Option, Restricted Stock, or other right or security consisting of or convertible into Shares.

          (aa) "Stock-Based Award" shall mean an Award of a Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit or other right, the value of which is determined by reference to Shares.

          (bb) "Tandem Option" shall mean a Non-Qualified Option issued in tandem with a Stock Appreciation Right.

SECTION 3. ADMINISTRATION

     (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company ("Stockholder") and any employee of the Company or of any Affiliate. Notwithstanding anything to the contrary contained herein, prior to the date upon which the Company first registers its Shares under
Section 12 of the Securities Exchange Act of 1934, as amended, the Plan may be administered by the Board of Directors, and the Board shall have all of the rights, privileges, and authority conferred upon the Committee pursuant to the Plan.

     (b) Powers. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred; (vii) accelerate the vesting of Awards; (viii) amend Awards (subject to Section 8);
(ix) interpret and administer the Plan and any instruments or agreements relating to, or Award made under, the Plan; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (c) Reliance, Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4. SHARES AVAILABLE FOR AWARDS

     (a) Shares Available. Subject to adjustment as provided in Section 4(b):

          (i) LIMITATION ON NUMBER OF SHARES. Awards issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued pursuant to, or by reason of, Stock Awards and Stock-Based Awards is 500,000 per Participant in any fiscal year, and the aggregate maximum for all Participants in all years is the lesser of (x) the greater of (A) 1,750,000 or (B) 12.5% of the number of Shares outstanding from time to time, calculated on a fully diluted basis (including the maximum number of Shares that may be issued, or subject to awards, under this Plan and the Company's 1995 Stock Option Plan (collectively, the "Employee Stock Plans")); in either case (A) or (B) above, less that number of Shares that are issued under the Employee Stock Plans after the effective date of this Plan or are subject to outstanding awards under the Employee Stock Plans and plus the number of any Shares surrendered to the Company in payment of the exercise price of options issued under any of the Employee Stock Plans, or (y) 5,000,000. All or any number of such Shares may be the subject of Incentive Stock Options, in the sole discretion of the Committee. To the extent that an Award ceases to remain outstanding by reason of termination (as opposed to vesting or exercise) of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Award shall again become available for Award under the Plan; provided, however, that in the case of an Award which is terminated or otherwise canceled in the same fiscal year in which it is granted (or for purposes of determining the aggregate maximum number of Shares which may be subject to Awards granted to any Participant during the term of the Plan, an Award is terminated or otherwise canceled at any time) both the new Award and the terminated Award shall be counted for purposes of determining whether the Participant has received the maximum number of Awards permitted under this Plan.

          (ii) Accounting for Awards. For purposes of this Section 4, for any Award which is denominated in, or with respect to, Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company pursuant to any Award, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall be counted against the Shares available for granting Awards under the Plan.

          (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (b) Adjustments. In the event that the Committee shall determine that any
(i) subdivision or consolidation of Shares, (ii) dividend or other distribution (in the form of Shares or an extraordinary cash dividend), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event described in Treasury Regulation Section 1.162-27(e)(2)(iii)(C), affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (x) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (y) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (z) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, no such adjustment shall be authorized to the extent that such adjustment would (i) cause the Plan to violate Section 422 of the Code, (ii) would constitute a material modification of the Plan, within the meaning of Treasury Regulation Section 1.162-27(f)(2)(ii) and (h)(1)(iii), prior to the expiration of the "reliance period" set forth in Treasury Regulation Section 1.162-27(f)(2) or (iii) after the expiration of said reliance period, would constitute a termination and reissuance as described in Treasury Regulation Section 1.162-27(e)(2)(vi)(C); and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

     Eligibility for Awards. Awards may be granted only to Key Employees, directors or consultants. In determining the employees to whom Awards shall be granted and the number of shares or units to be covered by each Award, the Committee shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company or an Affiliate who is not also a Key Employee will not be eligible to receive an Award. A Key Employee, director or consultant who has been granted an Award or Awards under the Plan may be granted an additional Award or Awards, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options. Except as provided in Section 5(b), no member of the Committee shall be eligible to receive an Award under the Plan. Notwithstanding anything to the contrary herein, Incentive Stock Options may be granted only to employees of this Company, or its present of future parent or subsidiary corporations (as defined in Section 424 of the Code).

SECTION 6. AWARDS

     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be the Fair Market Value of a Share on the date of grant unless otherwise determined by the Committee; provided however, that the purchase price per Share purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of an Incentive Stock Option (110% in the case of an Incentive Stock Option granted to 10-percent shareholder within the meaning of Code Section 422(c)(5)).

          (ii) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee but generally shall not exceed 10 years from the date of grant. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant (5 years in the case of a 10-percent shareholder within the meaning of Code Section 422(c)(5)).

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, outstanding Awards or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price) in which, payment of the option price with respect thereto may be made or deemed to have been made.

          (iv) Early Termination. The Committee shall determine the events upon which the unexercised portion of any Option granted under the Plan will be terminated.

          (v) Change of Control. Notwithstanding anything to the contrary, upon the occurrence of a Change of Control, the Board may, in its discretion, determine on a case by case basis, that each Option granted under the Plan shall terminate 30 days after the occurrence of such Change in Control, but, in the event of any such termination, the Participant shall have the right, exercisable during the 30 day period preceding the occurrence of such Change of Control, and, in addition, with respect to a Change of Control described in clauses (i) and (ii) of the definition thereof, within 30 days after the occurrence of such Change of Control, to exercise in whole or in part his Options without regard to the vesting provisions thereof. The Company will mail or cause to be mailed to each Participant a notice specifying the date that is to be fixed as of which all holders of record shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to a Change of Control described in clauses (iii) or (iv) of the definition thereof. In the event any Option is not exercised in its entirety on or prior to the date specified therein, any and all remaining rights under such Options shall terminate as of said date.

          (vi) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

     (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer upon the holder thereof a right to receive, upon exercise thereof, an amount in cash equal of the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, but not limited to the following: (i) no aggregate payment by the Company during any fiscal year upon the exercise of Stock Appreciation Rights may exceed $100,000 without Committee approval ratified by the Board, and (ii) a Participant may not exercise a Stock Appreciation Right if the aggregate amount to be received as a result of his or her exercise of Stock Appreciation Rights in the preceding 12 month period exceeds such Participant's current base salary.

     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants upon such conditions and subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate but not inconsistent with the provisions of the
Plan:

          (i) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited to and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole, or in part, any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units.

          (iii) Lapse of Restrictions. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

     (d) Dividend Equivalents. The Committee is hereby authorized to grant Awards to Participants under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares and payable on such date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

     (e) Other Awards. The Committee is hereby authorized, to the extent permitted under Rule 16b-3 and applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered to a Participant pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, outstanding Awards, or other consideration, or any combination thereof, as the Committee shall determine.

     (f) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated as a Stock Award or a Stock-Based Award and payable in cash, Shares, other securities or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals and during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Prior to granting any Performance Award, the Committee shall, if it intends for such Awards to be exempt from the limitations of Section 162(m) of the Code, take such action as is necessary to qualify such Awards as performance-based compensation, within the meaning of Section 162(m) of the Code. For example, after the "reliance period" as defined in Treasury Regulation Section 1.162-27(f)(2), the material terms of the performance goals must be disclosed to and approved by the public stockholders of the Company prior to any payments with respect to such an Award.

     (g) General.

          (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, that any Tandem Option shall be subject to the following provisions: upon exercise of an Option issued as part of a Tandem Option, the Participant shall be entitled to a credit toward the option exercise price equal to the value of the Stock Appreciation Rights issued in tandem with the Option exercised, but not in an amount that would exceed the amount of the federal income tax deduction allowed to the Company in respect of such Stock Appreciation Rights. Upon such exercise of a Tandem Option, the related Stock Appreciation Right shall terminate and the value of such Stock Appreciation Right shall be limited to such credit. Upon the exercise of a Stock Appreciation Right issued as part of a Tandem Option, the Option to which such Stock Appreciation Right relates shall cease to be exercisable to the extent of the number of Shares with respect to which the Stock Appreciation Right was exercised.

          (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfers to be made by the Company or an Affiliate upon the grant or exercise of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant of crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares or other securities.

          (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under the Code and applicable law with respect to any Award, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v) Term of Awards. Except as set forth in Section 6(a)(ii), the term of each Award shall be for such period as may be determined by the Committee.

          (vi) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. COMPANY DEDUCTION FOR AWARD

     Prior to the expiration of the "reliance period," as defined in Treasury Regulation Section 1.162-278(f)(2), the Committee shall, if it determines to qualify compensation payable under the Plan as performance based compensation within the meaning of Code Section 162(m), take such actions as it deems necessary to qualify compensation payable under the Plan as performance based compensation.

SECTION 8. AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any Stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the Stockholders no amendment, alteration, suspension, discontinuation, or termination shall be made that would: (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 of the Plan; (ii) materially increase the benefits accruing to Participants under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan, or where shareholder approval would be required under Section 422 of the Code in order for Incentive Stock

     Options to qualify thereunder or under Section 162(m) of the Code. Notwithstanding the discretionary authority granted to the Board, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without such holder's consent, under any Award theretofore granted under the Plan.

          (b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9. GENERAL PROVISIONS

     (a) No Rights to Awards. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay the Company or Affiliate, as appropriate, the amount of any such withholding taxes which is required to be withheld with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such withholding taxes from any other amounts payable in cash or in shares or from any other amounts payable at any time thereafter to the Participant. If a Participant disposes Shares acquired upon exercise of an Incentive Stock Option in any transaction considered to be a disqualifying disposition under Section 421 or 422 of the Code, the Participant shall promptly notify the Company of such transfer.

     (c) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

SECTION 10. TERM OF THE PLAN

     The Plan shall continue until the earliest of (i) the date on which all Stock Awards and Stock-Based Awards issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) May 23, 2007, 10 years from the date of adoption of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 12. EFFECTIVENESS OF THE PLAN

     The Plan shall become effective on the date specified by the Board. Following approval by the Board, the plan shall be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of the shares represented at a meeting duly held in accordance with Delaware Law within twelve (12) months after being approved by the Board, the Plan and all Options granted under it shall be void and of no force and effect.

                                                                       EXHIBIT B

                          EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                                WATERLINK, INC.

     1. PURPOSE OF THE PLAN. This Employee Stock Purchase Plan of Waterlink, Inc. adopted on this 23rd day of May, 1997, is intended to encourage eligible employees of the Company and its current and/or future Subsidiaries, who are designated by the Committee, as defined herein, to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. It is the Company's intention that this Employee Stock Purchase Plan qualify as an "employee stock purchase Plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

          2.1 "Account" means the account maintained for an Employee who elects to participate in any offering of Shares made under the Plan for the purpose of recording the amounts withheld from his Annual Compensation pursuant to Section 9 of the Plan.

          2.2 "Annual Compensation" means an amount equal to the sum of (i) the annual base rate of pay of an Employee as determined from the payroll records of the Company on the first day of the Subscription Period of an offering of Shares made pursuant to the Plan, and (ii) the amount paid to the Employee by the Company or any of its Subsidiaries under any incentive compensation plan or bonus plan during the twelve (12) month period immediately preceding the first day of the Subscription Period of an offering of Shares made pursuant to the Plan.

          2.3 "Board" means the Board of Directors of Waterlink Inc.

          2.4 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.5 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Rule 16b-3 and in the Plan.

          2.6 "Company" means Waterlink, Inc.

          2.7 "Employees" means persons employed by the Company or any of its current or future Subsidiaries designated by the Committee on the first day of the Subscription Period of any offering of Shares made pursuant to the Plan; provided, however, that no person shall be considered an Employee unless he (i) is normally employed by the Company or any of its Subsidiaries for more than twenty (20) hours per week and more than five
     (5) months in a calendar year and (ii) has been employed by the Company or any of its Subsidiaries for at least six (6) months as of the first day of the Subscription Period of any such offering.

          2.8 "Fair Market Value" means, with respect to the Shares, (a) if the Common Stock is listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price of the Shares on the last business day prior to the date the value is to be determined as reported on such exchange; (b) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the Common Stock on the last business day prior to the date the value is to be determined as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Common Stock on the last business day prior to the date the value is to be determined as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Fair Market Value"); or (d) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of the Shares as determined by the Committee in good faith.

          2.9 "Option" means the right granted to an Employee to purchase Shares pursuant to an offering made under the Plan and pursuant to such Employee's election to purchase Shares in such offering, at a price, and subject to such limitations and restrictions as the Plan and the Committee may impose.

          2.10 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.11 "Plan" means the Company's Employee Stock Purchase Plan.

          2.12 "Purchase Period" means the number of calendar months during which installment payments for Shares purchased pursuant to options granted under the Plan shall be made.

          2.13 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

          2.14 "Shares" means shares of the Company's $.001 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under the Plan pertain to any other security, such other security.

          2.15 "Subscription Period" means that period of time prescribed in any offering of Shares made pursuant to the Plan beginning on the first day Employees may elect to participate in such offering and ending on the last day such elections to participate are authorized to be received and accepted.

          2.16 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.17 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for issuance, upon the exercise of Options to be granted from time to time pursuant to offerings made under the Plan, an aggregate of 500,000 Shares. The Shares subject to Options may be, in whole or in part, as the Committee shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Shares reserved under the Plan may be issued pursuant to the exercise of Options granted pursuant to one or more offerings made under the Plan. Any Shares subject to issuance upon exercise of options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than two (2) disinterested persons as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine when Offerings shall be made under the Plan, the number of Shares to be made available in any such offering, the length of the Subscription Period and Purchase Period of any such offering (provided, however, that in no event shall the Subscription Period and the Purchase Period of any offering together exceed twenty-seven (27) months) and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate; to interpret the Plan; and to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of any action taken in writing. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. ELIGIBILITY TO PARTICIPATE IN OFFERINGS. All Employees shall be eligible to participate in, and shall receive timely notice of, any offering of Shares made under the Plan; provided, however, that the Committee may exclude all, but not less than all, of the Employees of any specified Subsidiary from any offering made under the Plan; and provided further, however, that the Committee may determine that any offering of Shares made under the Plan will not be extended to highly compensated Employees (within the meaning of Section 414(q) of the Code). Notice of any offering of Shares pursuant to the Plan shall specify the Subscription Period and the Purchase Period of such offering and shall be accompanied by a written form on which an Employee may elect to participate in such offering. In order to participate in any offering of Shares made pursuant to the Plan, an Employee must sign an election to participate in such offering on the form provided by the Company for such purpose stating the Employee's desire to purchase Shares under the Plan and showing the amount which the Employee elects to have withheld from his pay for each payroll period during the Purchase Period. The election to participate in any such offering must be delivered on or before the last day of the Subscription Period to the Chief Financial Officer of the Company.

     6. GRANT OF OPTIONS. Subject to the limitations set forth in Section 7 of the Plan, each Employee who elects during the Subscription Period of any offering made under the Plan to purchase Shares in such offering shall automatically be granted an Option to purchase a fixed maximum number of Shares determined by the following procedure:

          Step 1 -- Determine the aggregate amount which will be withheld (based on the Employee's election form) from the Employees pay during the Purchase Period;

          Step 2 -- Divide the amount determined in Step 1 by the exercise price of the Option and round down the quotient to the nearest whole number. This figure shall be the fixed maximum number of Shares for which the Employee my be granted an Option to purchase.

     The date on which the Option is granted to each participating Employee shall be the first day of the Purchase Period of such offering. Notice that an Option has been granted shall be given to each participating Employee and shall show the maximum number of Shares subject to the Option and the amount to be withheld from his pay for each payroll period during the Purchase Period of such offering.

     In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares made under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine, but generally pro rata to subscriptions received, and to grant Options to purchase only for such reduced number of Shares.

     In the event an Employee's election to purchase Shares pursuant to an offering made under the Plan is canceled, in whole or in part, pursuant to the provisions of the Plan, a proportionate portion of the Option granted to such Employee shall automatically terminate.

     7. LIMITATIONS OF NUMBER OF SHARES WHICH MAY BE PURCHASED. The following limitations shall apply with respect to the number of Shares which may be purchased by each Employee who elects to participate in an offering made under the Plan:

          (a) No Employee may purchase, or elect to purchase, Shares during any one Offering pursuant to the Plan for an aggregate purchase price in excess of the lesser of (i) the percentage of the Annual Compensation applicable to such offering as determined by the Committee, or (ii) twenty percent (20%) of his Annual Compensation (in each event, which amount shall be prorated in the event the Purchase Period is less, or more, than twelve
     (12) months).

          (b) No Employee shall be granted an Option to purchase Shares under the Plan if such Employee immediately after such Option is granted, owns stock, within the meaning of Section 424(d) of the Code, and including stock subject to purchase under any outstanding options, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, any Subsidiary or, if applicable, a Parent.

          (c) No Employee shall be granted an Option to purchase Shares which permits his right to purchase stock under the Plan and all other employee stock purchase plans of the Company and, if applicable, a Subsidiary, and, if applicable, a Parent, to accrue (as determined under Section 423(b)(8) of the Code) at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market value of such stock (determined on the date the option to purchase is granted) for each calendar year in which such Option is outstanding at any time.

     An Employee may elect to purchase less than the number of Shares which he a entitled to elect to purchase.

     8. EXERCISE PRICE. The per Share exercise price for Shares subject to purchase under Options granted pursuant to an offering made under the Plan shall be eighty-five percent (85%) of the Fair Market Value of the Shares on the first day of the Purchase Period of such offering, unless the Committee, in its discretion, determines that the per Share exercise price applicable to such offering will be greater than eighty-five percent (85%), but not more than one hundred percent (100%), of the Fair Market Value of the Shares on the first day of the Purchase Period of such offering.

     9. METHOD OF PAYMENT. Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company to withhold a designated amount from his regular weekly, biweekly, semimonthly or monthly pay for each payroll period during the Purchase Period. All such payroll deductions made for an Employee shall be credited to his Account. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this Section 9.

     10. EXERCISE OF OPTIONS. As of the close of business on the last business day of the Purchase Period of any offering of Shares made under the Plan, each outstanding Option shall automatically be exercised. Upon the exercise of an option, the aggregate amount of the payroll deductions credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded to the nearest whole share, equal to the Account balance divided by the exercise price, not to exceed the maximum number of shares issuable under the Option. A certificate representing the Shares so purchased shall be delivered to the Employee or the Employee's Successor as soon as reasonably practicable after the exercise of the Option. The remainder of the Account balance not applied to purchase Shares shall be paid in cash to the Employee or the Employee's Successor as soon as reasonably practicable after the exercise of the Option.

     11. RIGHTS AS STOCKHOLDER. An Employee will become a stockholder of the Company with respect to Shares for which payment has been completed at the close of business on the last business day of the Purchase Period. An Employee will have no rights as a stockholder with respect to Shares under an election to purchase Shares until he has become a stockholder as provided above.

     12. CANCELLATION OF ELECTION TO PURCHASE. An Employee who has elected to purchase Shares during the Subscription Period of any offering made under the Plan may cancel his election in its entirety or may partially cancel his election by reducing the amount which he has authorized the Company to withhold from his pay for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Employee of written notice of cancellation to the Chief Financial Officer of the Company. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period. Only one partial cancellation may be made during a Purchase Period.

An Employee's rights upon the full or partial cancellation of his election to purchase Shares shall be limited to the following:

          (a) He may receive in cash, as soon as practicable after delivery of the notice of cancellation the amount then credited to his Account, except that, in the case of a partial cancellation, he must retain in his Account an amount equal to the amount of his new payroll deduction times the number of payroll periods in the Purchase Period through the date of cancellation, or

          (b) He may have the amount credited to his Account at the time the cancellation becomes effective applied to the purchase of the number of Shares such amount will then purchase.

If option (b) is elected, installment payments must be continued for the month in which the notice of cancellation is given. The cancellation and purchase of Shares will become effective at the close of business on the last business day of the Purchase Period.

     13. LEAVE OF ABSENCE OR LAYOFF. An Employee purchasing Shares under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time (on a form provided by the Company) elect one of the following:

          (a) He may suspend payments during the leave of absence, or, in the case of a layoff, he may suspend payments for not more than ninety (90) days, but not in either case beyond the last month of the Purchase Period, or

          (b) He may make his installment payments in cash but not, in case of leave of absence, for longer than his leave nor more than ninety (90) days in case of a layoff, and in any event no later than the end of the Purchase Period.

If option (a) is elected, the Employee at the end of the suspension period must make up the deficiency in his Account either by immediate lump sum payment or with increased installment payments so that payment for the maximum number of Shares covered by his Option will be completed in the last month of the Purchase Period. If the Employee elects to make increased installment payments, he may, nevertheless, at any time before the end of the Purchase Period make up his remaining deficiency by a lump sum payment.

If an Employee who has elected either of optional (a) or (b) does not return to active service upon the expiration of his leave of absence or within ninety (90) days from the date of his layoff, his election to purchase shall be deemed to have been canceled at that time, and the Employee's only right will be to receive in cash the amount credited to his Account.

     14. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE. If in any payroll period for any reason not set forth in Section 13, an Employee who has filed an election to purchase Shares under the Plan has no pay, or his pay is insufficient (after other authorized deductions) in any payroll period to permit deduction of his installment payment, such payment may be made in cash at the time. If not so made, the Company shall have the right, as set forth below, to treat such failure as a cancellation of the Employee's election to purchase Shares. If the Company does not treat such failure as a cancellation of the Employee's election to purchase Shares, the Employee, when his pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his Account or arrange for uniformly increased installment payments so that payment for the maximum number of Shares covered by his Option will be completed in the last month of the Purchase Period. If the Employee elects to make increased installment payments, he may, nevertheless, at any time prior to the end of the Purchase Period make up the remaining deficiency by a lump sum payment.

Subject to the above and other provisions of the Plan permitting postponement, the Company may treat the failure by an Employee to make any payment as a cancellation of his election to purchase Shares. Such cancellation will be affected by mailing notice to him at his last known business or home address. Upon such mailing, the Employee's only right will be to receive in cash the amount credited to his Account.

     15. RETIREMENT. If an Employee who retires in a manner entitling him to early, normal or late retirement benefits under the provisions of any retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65)) has an election to purchase

Shares in effect at the time of his retirement, he may, within three (3) months after the date of his retirement (but in no event later than the end of the Purchase Period), by delivering written notice to the Chief Financial Officer of the Company, elect to:

          (a) Complete the remaining installment payments in cash,

          (b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

          (c) Cancel his election to purchase Shares in accordance with the provisions of Section 12.

If no such notice is given within such period, the election will be deemed canceled as of the date of retirement and the only right of the Employee will be to receive in cash the amount credited to his Account.

     16. DEATH. If an Employee, including a retired Employee, dies and has an election to purchase Shares in effect at the time of his death, the Employee's Successor may, within three (3) months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice to the Chief Financial Officer of the Company, elect to:

          (a) Complete the remaining installment payments in cash,

          (b) Make a Lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

          (c) Cancel the election to purchase Shares in accordance with the provisions of Section 12.

If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such Successor will be to receive in cash the amount credited to the Employee's Account.

     17. TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT OR DEATH. If an Employee's employment is terminated for any reason other than retirement or death prior to the end of the Purchase Period, his election to purchase shall thereupon be deemed canceled as of the date on which his employment terminated. In such an event, no further payments under such election will be permitted, and the Employee's only right will be to receive in cash the amount credited to his Account.

     18. NONTRANSFERABILITY OF OPTIONS. An Option, or an Employee's right to any amounts held for his Account under the Plan, shall not be transferable, other than (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor or (b) if permitted pursuant to the Code and the Regulations thereunder without affecting the Option's qualification under Section 423 of the Code, pursuant to a qualified domestic relations order.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends (as defined in Treasury Regulation Section 1.162-27(e)(2)(iii)(C)) being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee to prevent expansion or dilution of such Options. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     20. UNUSUAL CORPORATE EVENT. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as a liquidation, merger, reorganization (other than a reorganization defined in Code Section 368(a)(1)(F)), or other business combination, acquisition or change in control of the Company through a tender offer or otherwise, the Committee may, in its sole discretion, elect to terminate the Purchase Period of any offering then in effect as of the last day of the month during which the unusual corporate event occurs. In the event of any such termination, an option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event, to either make a lump sum payment in the amount equal to the remaining installment payments to be made pursuant to his election to purchase Shares, or to cancel his election to purchase Shares in the manner set forth in Section 12.

     21. TAXES. The Employee, or his Successor, shall promptly notify the Company of any disposition of Shares acquired pursuant to the exercise of an Option under the Plan and the Company shall have the right to deduct any taxes required by Law to be withheld as a result of such disposition from any amounts otherwise payable then or at any time thereafter to the Employee. The Company shall also have the right to require an Employee, or a Successor, entitled to receive Shares pursuant to the exercise of an Option to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to the Shares before the certificate for such Shares is delivered pursuant to the Option.

     22. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

     23. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 423 of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

     24. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to the exercise of an Option may be postponed by the Company for such period as may be required for it to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to the exercise of an Option.

     25. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     26. NO CONTRACT OF EMPLOYMENT. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

     27. EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of the date that the initial public offering price of the Shares, the offer and sale of which has been registered under a Registration Statement declared effective by the Securities and Exchange Commission, has been determined; provided, however, that this Plan and all Options granted hereunder shall be null and void if an initial public offering is not consummated within 15 days of the date that such Registration Statement is declared effective. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of the shares represented at a meeting duly held in accordance with Delaware Law within twelve (12) months after being approved by the Board, the Plan and all Options granted under it shall be void and of no force and effect.

     28. OTHER PROVISIONS. As used in the Plan, and in other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                                                                       EXHIBIT C

                             FIRST AMENDMENT TO THE
                EMPLOYEE STOCK PURCHASE PLAN OF WATERLINK, INC.

     WHEREAS, Waterlink, Inc. (the "Company"), by action of its Board of Directors, adopted the Employee Stock Purchase Plan of Waterlink, Inc. (the "Plan") on May 23, 1997; and

     WHEREAS, the stockholders of Waterlink, Inc. approved the Plan on May 23, 1997; and

     WHEREAS, Section 23 of the Plan provides that the Plan may be amended at any time and from time to time by the Board of Directors of the Company, subject to stockholder approval in certain cases; and

     WHEREAS, the Company desires to amend the Plan.

     NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of effective date of the Plan:

     1. Section 2.2 shall be amended by adding the following at the end of such
        Section:

     "The Annual Compensation of an Employee who becomes an Employee due to the acquisition by the Company of stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of a corporation shall include the amount paid to such person under any incentive compensation or bonus plan of the company so acquired, provided such amounts were paid within the twelve (12) month period immediately preceding the first day of the Subscription Period of an offering of Shares made under the Plan."

     2. Section 2.7 shall be amended by adding the following at the end of such
        Section:

     "Employment with a corporation prior to the acquisition of stock possessing fifty percent (50%) or more of the total combined voting power of all classes of such corporation's stock by the Company shall be included for purposes of determining whether a person is an Employee."

     3. Section 2.8 shall be amended by the addition of the following at the end of such Section:

     "In the event that a registration statement with respect to the Initial Public Offering of Shares is filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, the Fair Market Value of any Shares subject to the exercise of Options granted on or after the effective date of such registration statement, and on or before the Closing Date, shall be the Initial Public Offering Price."

     4. Article 2 shall be amended by adding the following definitions and all Sections within Article 2 shall be renumbered as appropriate:

     "Closing Date" means the date upon which the Company closes the Initial Public Offering.

     "Initial Public Offering" means the first offering of Shares for sale to the public in accordance with the Securities Act of 1933, as amended, and pursuant to a registration statement on Form S-1 filed with and declared effective by the Securities and Exchange Commission.

     "Initial Public Offering Price" means the price negotiated by the underwriters and the Company at which price the Company agrees to sell shares to the underwriters for purposes of the Initial Public Offering.

     5. Section 9 shall be amended to read as follows:

     "Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, and may also be made through deductions from bonuses paid during the Purchase Period and cash payments as described herein. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company to withhold a designated amount from his regular weekly, biweekly, semimonthly, or monthly pay for each payroll period during the Purchase Period. The Employee may also elect to have an amount deducted from any bonus payment made to him during the Purchase Period and to have such amount credited to his Account, provided that the sum of all payroll deductions and all amounts deducted from bonus payments does not exceed the total amount of the Employee's election to purchase Shares made during the Subscription Period, which is subject to the limits of Section 7. The designated amount from the Employee's regular pay shall be not less than
     (i) the total amount of the Employee's election to purchase Shares made during the Subscription Period divided by the Employee's Annual Compensation times (ii) the amount of the Employee's regular pay. If the sum of the amount deducted from bonus payments as elected by the Employee and the sum of all payroll deductions is less than the total amount of the Employee's election to purchase Shares made during the Subscription Period, the Employee may make a cash payment in the amount of the difference. The Employee may make one election to cancel any election to have an amount deducted from any bonus payment. Any cancellation with respect to a bonus payment shall be in addition to the cancellation provisions of Section 12.

     In the event that an Employee elects not to have the amount originally elected to be deducted from any bonus payment deducted from such payment, he may, but is not required to, elect to increase the payroll deduction amount originally elected, provided that the total of all such payroll deduction amounts during the Purchase Period, and all cash payments made, do not exceed the total amount of his election to purchase Shares made during the Subscription Period, which is subject to the limits of Section 7.

     All payroll deductions, as well as any payments with respect to bonus payments, shall be credited to the Employee's Account. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this
     Section 9."

     6. The second sentence of Section 10 shall be amended to read as follows:

     "Upon the exercise of an Option, the aggregate amount of the payroll deductions and any deductions from bonus payments, as well as any cash payments credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded to the nearest whole share, equal to the Account balance divided by the exercise price, not to exceed the maximum number of shares issuable under the Option."

     IN WITNESS WHEREOF, the Company has executed this First Amendment as of this 23rd day of June, 1997.

                                          WATERLINK, INC.

                                          By:
                                          --------------------------------------

                                [WATERLINK LOGO]





                        1997 ANNUAL REPORT AND FORM 10-K

WATERLINK PROFILE


Waterlink is an international provider of a wide range of water and wastewater systems, equipment and services, offered to municipal and industrial customers either independently or as part of a fully engineered water purification or wastewater treatment solution.

Waterlink's expertise is in the analysis of a customer's water purification or wastewater treatment requirements, and the customized application of Waterlink's systems, equipment and services to provide cost-effective solutions.

In fewer than three years, Waterlink has become, by revenue, one of the top ten water treatment companies headquartered in the United States by acquiring respected water industry companies and integrating capabilities for the benefit of our customers.

Waterlink Capabilities

Single Product Delivery
System Design/Build/Operate
Contract Operations

Wastewater Treatment

MUNICIPAL AND INDUSTRIAL
Advanced Treatment
Aeration
Biological Treatment
Biosolids/Sludge:
   Dewatering
   Drying
   Scraping
   Skimming
Cutting Fluid Recovery Systems
Filtration
Grit Removal
Mixing
Oil/Water Separation
Pretreatment Systems
Primary Treatment
Screening
Secondary Treatment
Tertiary Treatment

Process Water Purification

INDUSTRIAL
Ion Exchange
Microfiltration
Nanofiltration
Reverse Osmosis
Screening
Sedimentation

Drinking Water Purification

MUNICIPAL, COMMERCIAL
AND RESIDENTIAL
Desalination/Reverse Osmosis
Filtration
Flocculation
Home Filtration
Sedimentation

FINANCIAL SUMMARY

---------------------------------------------------------------------------------
                                                 For the year ended September 30,
                                                 --------------------------------
(Dollars in thousands)                               1997       1996        1995
---------------------------------------------------------------------------------
Net Sales...............................        $  64,699   $ 19,801   $   2,684
Operating Income (Loss)*................            4,875      1,232       (366)
Net Income (Loss).......................              372        306       (512)
EBITDA*.................................            6,104      1,674       (336)
=================================================================================

* Operating income and EBITDA exclude a special charge to operations of $2,630,000 related to the Company's initial public offering in June of 1997.

---------------------------------------------------------------------------------
                                                         At September 30,
                                                    -----------------------------
(Dollars in thousands)                              1997        1996        1995
---------------------------------------------------------------------------------
Working Capital.........................        $ 19,430    $  3,438   $   2,064
Total Assets............................         115,860      28,991      10,819
Total Debt..............................          18,961      12,145       6,039
Stockholders' Equity (Deficit)..........          70,873       2,407        (11)
=================================================================================

   NET SALES
 (In Thousands)
1995      $ 2,684
1996      $19,801
1997      $64,699

  TOTAL ASSETS
 (In Thousands)
1995      $ 10,819
1996      $ 28,991
1997      $115,860

OPERATING INCOME*
 (In Thousands)
1995      -$  366
1996       $1,232
1997       $4,875

STOCKHOLDERS' EQUITY
  (In Thousands)
1995      -$    11
1996       $ 2,407
1997       $70,873

TO OUR SHAREHOLDERS

When we looked at the water and wastewater market three years ago we saw an industry approaching a period of rapid change and tremendous opportunity. New market factors invited creation of an integrated company that could provide a wide range of products, technical expertise and the flexibility to offer both full systems or individual products and services. We created Waterlink, envisioning a global water solutions company that would comprehensively address the growing worldwide demand for efficient wastewater treatment systems, purer process water and safe drinking water. With water supply and quality concerns escalating, we recognized that Waterlink would have to be a dynamic company, able to grow swiftly and wisely in order to maximize the potential of acquired capabilities, learned expertise, and complementary strengths. Above all, Waterlink would create value -- for its customers, employees, shareholders, business partners and vendors. In this, our first annual report as a public company, we're proud to say the Waterlink vision has become a reality.

Some of the major accomplishments of this past year include:

- Making five significant acquisitions, bringing to 10 the number we have completed since the Company's inception three years ago. Each addition has added important product capability, broadened our customer base and increased our global reach.

- Increasing revenue over 225%, from $19.8 million last year to $64.7 million for the year just ended.

- Increasing operating profit before a nonrecurring charge almost 300%, from $1.2 million last year to $4.9 million this year.

- Positioning the Company to meet its strategic initiatives in the future by successfully completing an initial public offering and listing on the New York Stock Exchange in June 1997.

Today, with annualized revenues exceeding $110 million, Waterlink is one of the top ten water treatment companies headquartered in the United States. Servicing municipal and industrial water customers in locations throughout the world, Waterlink has over 400 dedicated employees working from 18 operating facilities located in seven countries, and markets its products both directly and through a network of approximately 250 sales organizations worldwide.

 WATERLINK AT WORK
 AROUND THE WORLD
47%  U.S. and Canada
39%  Europe
 5%  Latin America
 9%  Other

WATERLINK
CUSTOMERS
45%  Municipal
55%  Industrial

The Waterlink vision has become a reality.

[PICTURE THEODORE F. SAVASTANO]
    CHAIRMAN OF THE BOARD

We are innovative leaders in a dynamic industry. Demand for water purification and wastewater treatment continues to grow around the world. Economic expansion, population growth, scarcity of usable water, public health concerns about water quality, environmental regulation, more stringent manufacturing standards and increased public awareness have made water and wastewater treatment issues a top priority for both municipal and industrial customers. Water treatment expenditures are expected to grow from about $300 billion in 1995 to over $500 billion by the year 2000.

Increasing demands on the world's water supply are making usable water more scarce and increasing the requirement for treatment before and after its use. As a result, water costs are rising. This is the single most significant factor driving the demand for Waterlink's treatment solutions.

Growing populations in developing countries amplify the needs for safe drinking water and responsible wastewater treatment capability. At the same time, advanced manufacturing capabilities achieved by industrialized nations increase the demand and quality specifications for high-purity water and effective process water treatment. Driven by heightened demand for a limited resource, the water and wastewater treatment industry has become truly global.

Total solutions providers who can integrate the required products and technologies into systems and provide one source for accountability are emerging in response to customer desire for the process guarantees and cost reductions that can be gained from "one stop shopping." Waterlink is the most flexible supplier of treatment solutions. Our capabilities span the treatment spectrum, from offering individual products to designing, building and operating multi-million dollar water treatment systems.

The rapid shift towards single-source water treatment solutions has also fueled consolidation in the industry. Waterlink's commitment to creating value as a global solutions provider, the Company's strategy to build capabilities through both internal growth and acquisition, its enhanced capital resources and supportive, decentralized management style make Waterlink a preferred partner in business combinations.

Waterlink offers a broad range of products, systems and services, and will continue to add more, reinforcing the Company's objective to create cost-effective water and wastewater treatment solutions designed around the customer's needs. We practice disci-


We are innovative leaders in a dynamic industry.

[PICTURE CHET S. ROSS]
   President  and
Chief Executive Officer

Waterlink is the most flexible supplier of integrated solutions.

Waterlink incorporates.                 12/94

Acquires Sanborn, gains
pretreatment capability.                 3/95

Acquires Great Lakes Environmental,
expands pretreatment and adds
oil/water separation capabilities.       8/95

Acquires Mass Transfer Systems,
adds aeration capability.                1/96

Acquires Aero-Mod, adds biological
treatment and contract operations
capabilities.                            4/96

Acquires Water Equipment Technologies
(Waterlink Technologies), gains drinking
and process water filtration
capabilities.                            9/96


plined growth and are achieving successful integration. The timeline illustrated on these pages highlights the major milestones that exemplify our success with this approach. Waterlink's rapid revenue increase can be attributed to both an active, targeted acquisition strategy and an ambitious program for internal growth.

Our strategic initiatives for 1998 and beyond will build upon and expand the vision:

-    We will continue our aggressive, but focused acquisition campaign.

- We will provide an increasing range of systems, equipment and services, whether independently or as part of a fully engineered water purification or wastewater treatment solution.

- We will continue to integrate operations, achieve marketing synergies and capitalize on cross-selling opportunities to increase profitability.

-    We will strengthen Waterlink's position as a market leader.

Waterlink was founded on a commitment to creating value for all constituents. We would like to thank our customers, employees, shareholders, representatives, vendors and manufacturing partners for investing the effort, talent and resources that created a solid foundation to build upon for the future. Your confidence and support continue to make the Waterlink vision a reality.


/s/ Theodore F. Savastano              /s/  Chet S. Ross

Theodore F. Savastano                  Chet S. Ross
Chairman of the Board                  President and Chief Executive Officer

Waterlink exceeds $110 million in annualized revenues.

Acquires the Nordic Group of Companies,
expands internationally, gains filtration,
biosolids and design/build capabilities.              3/97

Acquires Bioclear and Lanco Environmental
Products, increases biological treatment
and clarification capabilities. Completes
initial public offering.                               6/97

Acquires MEVA and Hycor Corporation, adds
screening capability.                                  9/97

CORPORATE DIRECTORY

Directors

Theodore F. Savastano
Chairman of the Board

John R. Miller * -
Director

Robert P. Pinkas -
Director

Rollin S. Reiter * -
Director

Chet S. Ross
President and Chief Executive Officer

Dr. Paul M. Sutton * -
Director

* Audit Committee
- Compensation Committee

Corporate Officers and Senior Management

Chet S. Ross
President and Chief Executive Officer

Michael J. Vantusko
Chief Financial Officer

L. Dean Hertert, Jr.
Vice President
President, Waterlink Americas

Dr. Hans F. Larsson
Vice President
President, Waterlink Europe

Independent Accountants

Ernst & Young LLP
700 William R. Day Building
121 Cleveland Avenue South
Canton, Ohio  44720-1920

Independent Counsel

Benesch, Friedlander, Coplan
and Aronoff LLP
2300 BP Tower
200 Public Square
Cleveland, Ohio  44144-2378

Transfer Agent and Registrar

American Stock Transfer & Trust Company
40 Wall Street
New York, NY  10005

Shareholder Information

The Company's common stock trades on the New York Stock Exchange under the symbol "WLK".

Annual Meeting

The Annual Shareholders Meeting will be held on January 15, 1998 at the Sheraton Inn Belden Village, 4375 Metro Circle, North Canton, Ohio at 10:00 a.m.

Corporate Office

Waterlink, Inc.
4100 Holiday Street NW
Canton, Ohio  44718-2532
Phone: 330-649-4000
Fax: 330-649-4008
E-mail: waterlink@waterlink.com
Web: www.waterlink.com


WATERLINK OPERATING COMPANY
HEADQUARTER LOCATIONS

Waterlink Americas

Canton, Ohio
+1 330-649-4000

President
L. Dean Hertert, Jr.

AERO-MOD INCORPORATED
Manhattan, Kansas
+1 913-537-4995

President
Dr. Lawrence A. Schmid

BIOCLEAR TECHNOLOGY INC.
Winnipeg, Manitoba
+1 204-222-6388

President
J. David Romanow

GREAT LAKES
ENVIRONMENTAL, INC.
Addison, Illinois
+1 630-543-9444

President
David L. Field

HYCOR CORPORATION
Lake Bluff, Illinois
+1 847-473-3700

President
Philip A. Thompson

LANCO ENVIRONMENTAL
PRODUCTS, INC.
Grand Rapids, Michigan
+1 616-791-9100

President
Charles D. Meier

MASS TRANSFER SYSTEMS, INC.
Fall River, Massachusetts
+1 508-679-6770

President
Mark E. Neville

SANBORN TECHNOLOGIES
Medway, Massachusetts
+1 508-533-8800

President
Steven R. Friedman

WATERLINK OPERATIONAL SERVICES, INC.
d/b/a BLUE WATER SERVICES
Manhattan, Kansas
+1 913-537-4995

President
Dr. Lawrence A. Schmid

WATERLINK TECHNOLOGIES, INC.
West Palm Beach, Florida
+1 561-684-6300

President
Lawrence Stenger, Sr.

Vice President/WET/WETTEC Divisions
Jorg G. Menningmann

Vice President/NWP Division
Jeffrey A. Arnold

WATERLINK WASTEWATER SYSTEMS, INC.
Fall River, Massachusetts
+1 508-679-6770

President
Mark E. Neville

Waterlink Europe

Nynashamn, Sweden
+ 46 8 520 651 00

President
Dr. Hans F. Larsson

AXEL-JOHNSON ENGINEERING GMBH
Neuss-Grimlinghausen, Germany
+ 49 2131 3106 0

Managing Director
Adolf F. Bohm

MEVA
Frolunda, Sweden
+ 46 31 68 49 96

Managing Director
J. Krister Lundberg

NORDIC WATER PRODUCTS AB
Nynashamn, Sweden
+ 46 8 520 651 00

President
Dr. Hans F. Larsson

NORDIC WATER PRODUCTS OY
Vanda, Finland
+ 358 9 5305 6500

General Manager
Olof H. Lundell

NOXON AB
Kungsbacka, Sweden
+ 46 300 710 65

Managing Director
Lars Ake Larson

WATERLINK (UK) LIMITED
Ludlow, England
+ 44 1584 872 211

Director
William B. Mackay

ZICKERT MILJO A/S
Holstebro, Denmark
+ 45 9741 0222

Managing Director
Gerner Christiansen

ZICKERT PRODUCTS AB
Fjaras, Sweden
+ 46 300 332 00

Managing Director
Lars L. Apelqvist


[RECYCLE LOGO] Printed on recycled paper

                                [WATERLINK LOGO]



                             4100 Holiday Street NW
                           Canton, Ohio 44718-2532 USA

                                WATERLINK, INC.
                ANNUAL MEETING OF STOCKHOLDERS, JANUARY 15, 1998
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) acknowledges receipt of the Notice dated December 3, 1997, of the Annual Meeting (the "Annual Meeting") of Stockholders of Waterlink, Inc. (the "Company") to be held on January 15, 1998, and (ii) constitutes and appoints Chet S. Ross and Michael J. Vantusko, or either of them, attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote as directed below with respect to all shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote, at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

1. ELECTION OF DIRECTORS

             [ ] FOR the two nominees listed below                   [ ] WITHHOLD AUTHORITY
               (except as marked to the contrary below)                to vote for the nominees listed below
                                               John R. Miller and Theodore F. Savastano

        INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR the two nominees listed below" appearing above and write that nominee's name on the space provided here:

        ----------------------------------------------------------------

2. PROPOSAL TO APPROVE THE WATERLINK, INC. 1997 OMNIBUS INCENTIVE PLAN.

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, OF WATERLINK, INC.

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC AUDITORS OF THE COMPANY.
              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

                                                     (Continued on Reverse Side)

5. IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO NOMINEES LISTED ABOVE AND FOR ALL PROPOSALS.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES LISTED ABOVE AND FOR PROPOSALS 2, 3 AND 4 ABOVE.

                                            DATED: ____________________, 1997

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature, if held jointly

                                            PLEASE SIGN EXACTLY AS NAME APPEARS
                                            ON THIS PROXY.
                                            When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by the President or
                                            other authorized officer. If a
                                            Partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.